Exhibit 4


                     COLUMBIA BANCORP 401(k) PLAN AND TRUST


                            AMENDMENT AND RESTATEMENT


                            EFFECTIVE JANUARY 1, 1989

                     COLUMBIA BANCORP 401(k) PLAN AND TRUST

                            AMENDMENT AND RESTATEMENT

                            EFFECTIVE JANUARY 1, 1989


                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

1.1        Administrator                                                      1
1.2        Break in Service                                                   1
1.3        Code                                                               1
1.4        Company Stock                                                      1
1.5        Compensation                                                       1
1.6        Effective Date                                                     2
1.7        Employee                                                           2
1.8        Employer                                                           2
1.9        Employer Matching Contribution Account                             2
1.10       Employer Voluntary Contribution Account                            3
1.11       ERISA                                                              3
1.12       Fair Market Value                                                  3
1.13       Highly Compensated Employee                                        3
1.14       Hour of Service                                                    7
1.15       Non-Highly Compensated Employee                                    7
1.16       Normal Retirement Date                                             8
1.17       Participant                                                        8
1.18       Plan                                                               8
1.19       Plan Account                                                       8
1.20       Plan Sponsor                                                       8
1.21       Plan Year                                                          8
1.22       Qualified Matching Contribution Account                            8
1.23       Qualified Nonelective Contribution Account                         8
1.24       Rollover Contribution Account                                      8
1.25       Salary Reduction Contribution Account                              9
1.26       Trust                                                              9
1.27       Trust Fund                                                         9
1.28       Trustee                                                            9


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1.29       Valuation Date                                                     9
1.30       Year of Service                                                    9


                                   ARTICLE II
                          ELIGIBILITY FOR PARTICIPATION

2.1        Initial Eligibility                                               10
2.2        Subsequent Eligibility                                            10
2.3        Rehired Participants                                              10


                                   ARTICLE III
                                 RETIREMENT DATE

3.1        Normal Retirement                                                 11
3.2        Late Retirement 11

                                   ARTICLE IV
                                  CONTRIBUTIONS

4.1        Salary Reduction Contributions by Participants                    11
4.2        Employer Matching Contributions                                   13
4.3        Employer Voluntary Contributions                                  15
4.4        Deductibility of Contributions                                    17
4.5        Limits on Annual Additions                                        17
4.6        Disposition of Excess Annual Additions                            20
4.7        Contributions to Rollover Contribution Account                    21
4.8        Definition of "Rollover Contribution"                             21
4.9        Valuation of Participants' Plan Accounts                          22
4.10       Distribution of Excess Deferrals                                  22
4.11       Distribution of Excess Contributions                              23
4.12       Distribution of Excess Aggregate Contributions                    25
4.13       Participants' Investment Elections                                26

                                    ARTICLE V
                                  DISTRIBUTIONS

5.1        Retirement                                                        28
5.2        Death of Participant                                              28
5.3        Permanent Disability                                              29
5.4        Termination Prior to Retirement                                   29
5.5        Rehired Participant                                               31


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5.6        Commencement of Benefits                                          31
5.7        Notice Requirements                                               32
5.8        Cash-Out Distributions                                            32
5.9        Distribution Upon Disposition of a Subsidiary                     32
5.10       Benefit Payments                                                  33
5.11       Direct Rollover Election                                          40
5.12       Distribution of Amounts Invested in
                  Company Stock                                              41


                                   ARTICLE VI
                                 ADMINISTRATION

6.1        Administration                                                    42

                                   ARTICLE VII
                                THE ADMINISTRATOR

7.1        Designation                                                       43
7.2        Procedure                                                         43
7.3        Powers and Responsibilities                                       43
7.4        Certifications and Investigations                                 44
7.5        Claims Procedure                                                  45
7.6        Advice                                                            46
7.7        Delegation                                                        47
7.8        Liability; Indemnification                                        47
7.9        Insurance                                                         48
7.10       Bonding                                                           48
7.11       Compensation                                                      48

                                  ARTICLE VIII
                                TRUST AND TRUSTEE

8.1        Trust Fund                                                        49
8.2        Trustee Control                                                   49
8.3        Investment Funds                                                  49
8.4        Trustee Appointment and Resignation;
                  Removal and Succession of Trustees                         51
8.5        Prudent Person Rule                                               51
8.6        Liability; Expenses; Compensation                                 52
8.7        Management of Assets                                              52
8.8        Reliance by Trustee                                               57
8.9        Changes in Administrator                                          58


                                       -iii-
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8.10       Legal Counsel                                                     58
8.11       Accounting of Funds and Transactions                              58
8.12       Reliance on Trustee                                               59
8.13       Legal Action                                                      59

                                   ARTICLE IX
                                    AMENDMENT

9.1        Amendment                                                         59

                                    ARTICLE X
                                   TERMINATION

10.1       Right to Terminate                                                60
10.2       Effect of Termination                                             60
10.3       Merger, Consolidation or Transfer of Assets
                  of the Employer                                            61
10.4       Merger, Consolidation or Transfer of Assets
                  of the Plan                                                61

                                   ARTICLE XI
                      PROVISIONS TO PREVENT DISCRIMINATION

11.1       No Code Section 401(a) Discrimination                             62
11.2       Uniform Treatment                                                 62

                                   ARTICLE XII
                    IN-SERVICE WITHDRAWALS FROM PLAN ACCOUNT

12.1       Hardship Withdrawals                                              62
12.2       Withdrawals After Age Fifty-Nine and
                  One-Half (59-1/2)                                          64
12.3       Withdrawals from Rollover Contribution Accounts                   64

                                  ARTICLE XIII
                              TOP HEAVY PROVISIONS

13.1       Top Heavy Requirements                                            64
13.2       Top Heavy Plan Definitions                                        66


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                                   ARTICLE XIV
                              LOANS TO PARTICIPANTS

14.1       Loan Administration                                               68
14.2       Frequency, Number                                                 69
14.3       Amount, Availability                                              69
14.4       Non-Discrimination                                                69
14.5       Loan Approval                                                     70
14.6       Interest Rate                                                     70
14.7       Collateral                                                        70
14.8       Repayment                                                         71
14.9       Participant Consent to Loan Set-Offs                              72
14.10      Distributions Prohibited                                          72
14.11      No Alienation                                                     72
14.12      Disclosure                                                        73

                                   ARTICLE XV
                                  MISCELLANEOUS

15.1       No Right to Employment                                            73
15.2       Headings                                                          73
15.3       Counterparts                                                      73
15.4       Governing Law                                                     73
15.5       Rules and Regulations                                             73
15.6       No Assignment of Benefits                                         74
15.7       Exclusive Benefit                                                 74
15.8       Withdrawal or Termination by an Employer                          75

                     COLUMBIA BANCORP 401(k) PLAN AND TRUST
                            Amendment and Restatement
                            Effective January 1, 1989

     This amended and restated Plan, Columbia Bancorp 401(k) Plan and Trust (the "Plan"), is adopted, effective as of January 1, 1989, by Columbia Bancorp (the "Plan Sponsor"). This amended and restated Plan is designed to afford eligible employees an opportunity to increase their security at retirement through their own savings and through Employer contributions during their periods of active employment while this Plan remains in effect.

     Accordingly, the Employer wishes to adopt this amended and restated Plan, effective as of January 1, 1989, subject, however, to such amendments as may be required by the Internal Revenue Service in order that the Plan may qualify as a tax-qualified plan and conditioned on such qualification.

                                   ARTICLE I
                                   DEFINITIONS

     The following terms, when used in this Plan, shall have the meanings set forth below, unless different meanings are clearly required by the context: 1.1 ADMINISTRATOR means the Plan Administrator provided for in Article VII of this Plan.

     1.2 A BREAK IN SERVICE shall occur at the end of any Plan Year during which an Employee is not credited with at least five hundred (500) Hours of Service.

     1.3 CODE means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

     1.4 COMPANY STOCK means common or preferred stock of Columbia Bancorp.

     1.5 COMPENSATION means the total compensation paid by the Employer to an Employee during each Plan Year (or portion thereof) during which such person is


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a Participant,  plus "elective  contributions" which are not includible in gross income under Code sections 125, 401(k), 402(a)(8), 402(h) or 403(b). Effective January 1, 1989 through December 31, 1993, the Compensation of any Participant taken into account under the Plan for any year may not exceed two hundred thousand dollars ($200,000). This two hundred thousand dollar ($200,000) limitation shall be adjusted automatically at the same time and in the same manner as any cost-of-living adjustment made by the Secretary of the Treasury under Code section 415(d). Effective January 1, 1994, the Compensation of any Participant taken into account under the Plan for any year may not exceed one hundred fifty thousand dollars ($150,000). This one hundred fifty thousand dollar ($150,000) limitation shall be adjusted as provided in Code section 401(a)(17)(B). In determining the Compensation of a Participant for purposes of applying the applicable dollar limitation, the rules in Code section 414(q)(6) (applicable to five percent (5%) owners and the ten (10) most highly paid Highly Compensated Employees) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendents of the Participant who have not attained age nineteen (19) before the close of the Plan Year.

     1.6  EFFECTIVE DATE means January 1, 1989.

     1.7 EMPLOYEE means any person employed on a salaried basis by the Employer, except such a person who is a leased employee as defined by Code section 414(n).

     1.8 EMPLOYER means Columbia Bancorp and such of its affiliates and subsidiaries as are designated by Columbia Bancorp to be participating employers under this Plan.

     1.9 EMPLOYER MATCHING CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under
Section 4.2.



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     1.10 EMPLOYER  VOLUNTARY  CONTRIBUTION  ACCOUNT  means   that  portion of a
Participant's  Plan Account which is  attributable to  contributions  made under
Section 4.3.

     1.11 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.12 FAIR MARKET VALUE means the last reported sales price, regular way, on the applicable date, or, in the event that no sales takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which Company Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for Company Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in Company Stock selected for such purpose by the Employer or by the Administrator in each case, on the applicable date plus fees or commission paid to purchase the Company Stock.

     1.13 HIGHLY COMPENSATED EMPLOYEE. The term Highly Compensated Employee includes active Highly Compensated Employees and former Highly Compensated Employees, as described in Code section 414(q), which currently provides as follows:

          An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who, during the "look-back year" (i) received compensation (as defined below) from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to Code section 415(d)); (ii) received compensation (as defined below) from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted


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pursuant to section  415(d) of the Code) and was a member of the top-paid  group
(top twenty percent (20%) of non-excludable employees ranked by compensation (as defined below)) for such year; or (iii) was an officer of the Employer and received compensation (as defined below) during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one (1) of the one hundred (100) Employees who received the most compensation (as defined below) from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

          For purposes of (iii) above, no more than fifty (50) employees (or, if less, the greater of three (3) employees or ten percent (10%) of employees) shall be treated as officers. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          For this purpose, the determination year shall be the Plan Year. Except as otherwise elected, as provided below, the look-back year shall be the twelve (12) month period immediately preceding the determination year.

          A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

          If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one (1) of the ten (10) most highly compensated Employees ranked on the basis of compensation (as defined


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

below) paid by the Employer during such year, then the family member and the five percent (5%) owner or top ten (10) highly compensated employee shall be aggregated. In such case, the family member and five percent (5%) owner or top ten (10) highly compensated employee shall be treated as a single Employee receiving compensation (as defined below) and Plan contributions or benefits equal to the sum of such compensation (as defined below) and contributions or benefits of the family member and five percent (5%) owner or top ten (10) highly compensated employee. For this purpose, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q) and the regulations thereunder.

          In determining whether an individual is a Highly Compensated Employee, the term "compensation" means compensation as defined in Section 4.5, or any other definition selected by the Plan Administrator which is permitted under Code section 415(c)(3), which is received by the individual during the determination year or during the look-back year, including, however, elective or salary reduction contributions to a cafeteria plan under Code section 125, a cash or deferred arrangement under Code section 401(k), a simplified employee pension under Code section 402(h), or a tax-sheltered annuity under Code section 403(b).

          Notwithstanding the preceding, in determining whether an individual is a Highly Compensated Employee, the Employer may make the following elections:

          (a) In a determination of the top paid twenty percent (20%) group of Employees for purposes of determining whether an individual is a Highly Compensated Employee, the Employer may elect, on a consistent and uniform basis, to modify the permissible exclusions for months of service, hours per week,


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months per year,  and age by  substituting  a shorter period of service or lower age than that specified in Code section 414(q) and regulations thereunder. In addition, the Employer may elect not to exclude those Employees who may be excluded because (i) they are covered by a bona fide collective bargaining agreement, (ii) ninety percent (90%) or more of all Employees are covered by bona fide collective bargaining agreements, and (iii) the plan being tested does not cover Employees covered by the collective bargaining agreements. If any of these elections are made by the Employer, the Employer must apply the test uniformly for purposes of determining its top paid twenty percent (20%) group with respect to all its qualified plans and employee benefit plans and for purposes of the line of business rules set forth in Code section 414(r).

          (b) The Employer may elect to use the calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under Code section 414(q)) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under Code section 414(q)). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar look-back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

          (c) If, at all times during the applicable year, the Employer maintained significant business activity (and employed Employees) in at least two (2) significantly separate geographic areas, and the Employer satisfies such other conditions as the Secretary of the Treasury may prescribe in regulations, the Employer may elect to determine whether an Employee is a Highly Compensated Employee by applying the category of Highly Compensated Employees in Code section 414(q)(1)(B) (which includes any Employee who receives compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as indexed) for the year) by substituting fifty thousand dollars ($50,000) for seventy-five thousand dollars ($75,000), and by disregarding the category of Highly


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Compensated  Employees in Code section 414(q)(1)(C) (which includes any Employee who receives compensation from the Employer in excess of fifty thousand dollars ($50,000) (as indexed) and was a member of the top-paid twenty percent (20%) group of all non-excludable Employees for the year).

     1.14 HOUR OF SERVICE means each hour for which an Employee is directly or indirectly compensated by the Employer for the performance of duties for the Employer, or for reasons other than the performance of such duties, and each hour for which back pay is either awarded or granted to such Employee by the Employer, regardless of mitigation of damages. In computing and crediting Hours of Service for periods during which the Employee does not perform duties for the Employer, no more than five hundred one (501) Hours of Service shall be credited for any single continuous period of nonperformance of duties for the Employer, and the rules set forth in sections 2530.200b-2(b) and (c) of Department of Labor Regulations shall apply, and those rules are incorporated herein by reference. Solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent for maternity or paternity reasons or on other authorized leave will receive credit for the Hours of Service which would otherwise have been credited to the Employee had the Employee not been absent, or if those Hours of Service cannot be determined, eight (8) Hours of Service for each day of absence. An absence for maternity or paternity reasons means an absence (1) because of the individual's pregnancy, (2) because of the birth of the individual's child, (3) because of the individual's adoption of a child or
(4) for purposes of caring for the individual's child beginning immediately following the child's birth or placement with the individual.

          Notwithstanding anything herein to the contrary, Employees who are employed by an entity which is acquired by or merges with the Employer will receive credit under these rules for Hours of Service with such prior employer.

     1.15 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.



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     1.16  NORMAL  RETIREMENT  DATE means the first day of the month  coinciding with or next following a Participant's sixty-fifth (65th) birthday.

     1.17 PARTICIPANT means any Employee who participates in the Plan as provided in Article II or who makes a contribution to a Rollover Contribution Account under Section 4.7. A Participant shall continue to be a Participant as long as he or she has a Plan Account.

     1.18 PLAN means the Columbia Bancorp 401(k) Plan and Trust as set forth in this document and as ---- amended from time to time.

     1.19 PLAN ACCOUNT means the amount held under this Plan for the account of a Participant, and shall equal the sum as to each Participant of the Participant's Salary Reduction Contribution Account, Employer Voluntary
Contribution Account, Employer Matching Contribution Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account and Rollover Contribution Account.

     1.20 PLAN SPONSOR means Columbia Bancorp and any successor which maintains this Plan.

     1.21 PLAN YEAR means the twelve (12) month period beginning each January 1 and ending each December 31 during which this Plan is in effect.

     1.22  QUALIFIED  MATCHING  CONTRIBUTION  ACCOUNT  means  that  portion of a
Participant's  Plan  Account  which  is  attributable  to  "qualified   matching
contributions" (as defined in Code sections 401(k) and (m)).

     1.23 QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to "qualified nonelective contributions" (as defined in Code sections 401(k) and (m)).

     1.24 ROLLOVER CONTRIBUTION ACCOUNT means that portion of a Participant's Plan Account which is attributable to contributions made under Section 4.7.



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     1.25  SALARY  REDUCTION  CONTRIBUTION  ACCOUNT  means  that  portion  of  a
Participant's  Plan Account which is  attributable to  contributions  made under
Section 4.1(a).

     1.26 TRUST means the trust established under this Plan or under a separate trust agreement which forms a part of this Plan.

     1.27 TRUST FUND means the assets of the Trust.

     1.28 TRUSTEE means the trustee of the Trust serving as such from time to time.

     1.29 VALUATION DATE means the last day of a Plan Year, and any other date or dates chosen by the Administrator as of which the Trust is valued pursuant to
Article VIII.

     1.30 YEAR OF SERVICE, for eligibility purposes, means the twelve (12) month period beginning on an Employee's date of hire by the Employer if the Employee completes at least one thousand (1,000) Hours of Service during that period. If an Employee does not complete at least one thousand (1,000) Hours of Service during the twelve (12) month period beginning on his or her date of hire by the Employer, he or she will receive credit, for eligibility purposes, for a Year of Service at the close of any Plan Year commencing after his or her date of hire by the Employer (either before or after the Effective Date) during which he or she completes at least one thousand (1,000) Hours of Service.

          For purposes of vesting, Year of Service means a calendar year, either before or after the Effective Date, during which an Employee is credited with one thousand (1,000) Hours of Service.

          If an Employee incurs a Break in Service, the Employee's Years of Service before the Break in Service will be taken into account if the Employee subsequently becomes an Employee and completes one (1) Year of Service.

          In the case of any Participant who incurs five (5) consecutive Breaks in Service, Years of Service completed after such five (5) year period shall not be taken into account for purposes of determining the Participant's vested interest in benefits derived from Employer contributions which accrued before such five (5) year period.


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

          If a Participant has a Break in Service before the Participant acquires a vested interest in the Participant's Plan Account, service before the Break in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of such Years of Service prior to such Break in Service.

          If the Employer is a member of a controlled group of employers within the meaning of Code sections 414(b), (c), (m) or (o), Years of Service shall be determined as if all participants of the controlled group were a single employer.

          Notwithstanding anything herein to the contrary, Employees who are employed by an entity which is acquired by or merges with the Employer will receive credit under these rules for Years of Service with such prior employer.

                                   ARTICLE II
                          ELIGIBILITY FOR PARTICIPATION

     2.1 INITIAL ELIGIBILITY. Each person who is an Employee on the Effective Date and is credited with at least one (1) Year of Service for eligibility purposes will become a Participant in the Plan on the Effective Date.

     2.2 SUBSEQUENT ELIGIBILITY. Each Employee who is credited with at least one
(1) Year of Service for eligibility purposes after the Effective Date will become a Participant on the January 1 or July 1 next following the date on which the Employee is credited with at least one (1) Year of Service for eligibility purposes.

     2.3 REHIRED PARTICIPANTS. A Participant whose employment terminates and who is rehired will be eligible to participate in this Plan on the first day of the first calendar month following the date he or she is reemployed by the Employer; provided, however, that if the Employee's Years of Service are disregarded pursuant to Section 1.30, the Employee shall participate in this Plan only as provided in Section 2.2.


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

                                   ARTICLE III
                                 RETIREMENT DATE

     3.1 NORMAL RETIREMENT. A Participant may retire hereunder on or after his or her Normal Retirement Date.

     3.2 LATE RETIREMENT. A Participant who continues employment beyond his or her Normal Retirement Date will continue to participate in this Plan until his or her actual retirement.

                                   ARTICLE IV
                                  CONTRIBUTIONS

     4.1 SALARY REDUCTION CONTRIBUTIONS BY PARTICIPANTS.

          (a) Each Participant may make a salary reduction election to reduce his or her Compensation per payroll period in an amount equal to any whole percentage of his or her Compensation, subject, however, to the Employer's right to amend or revoke the Participant's election as provided in subsection (c) below. In addition, a Participant's salary reduction contributions to the Plan, and to all other plans, contracts or arrangements subject to Code section 402(g), during any calendar year may not exceed seven thousand dollars ($7,000). This seven thousand dollar ($7,000) limit shall be adjusted automatically by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury at the same time and in the same manner as the cost-of-living adjustment applied under Code section 415(d).

          (b) contribution will be made by or on behalf of the Employer to the Salary Reduction Contribution Account of each Participant employed by that Employer in an amount equal to the amount of the Participant's reduction in Compensation. All Salary Reduction Contribution Accounts shall be one hundred percent (100%) vested at all times.

          (c) Salary reduction elections shall be made in writing on such forms, and shall be subject to such uniform administrative rules, as the Administrator shall establish. A Participant may amend or revoke his or her salary reduction election at such times and with such frequency as the Administrator's uniform rules shall permit.

          (d)  The  Employer   shall  have  the  right  to  amend  or  revoke  a
Participant's salary reduction election (i) if such election causes the Participant's contributions to exceed the limits on annual additions imposed by this Section or Section 4.5 or (ii) to insure that this Plan meets the deferral percentage tests of Code section 401(k)(3).

          (e) The Plan at all times shall be administered so as to comply with the provisions of Code section 401(k)(3) and of Treasury Regulation section 1.401(k)-1(b). For purposes of testing compliance with Code section 401(k)(3), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to Compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law.

          (f) The Employer also may uniformly amend or revoke all Participants' salary reduction elections if the full amount of salary reduction contributions to the Plan cannot be made for any Plan Year because the full amount of salary reduction contributions for a Plan Year will exceed the amount deductible by the Employer under Code section 404 (including carryovers) for the applicable fiscal year of the Employer.

          (g) Any amendment or revocation of a Participant's salary reduction election by the Employer must be made in writing to the Participant stating the amount of the salary reduction contribution which the Employer will accept. If the Employer amends or revokes a Participant's salary reduction election for a Plan Year, any excess of salary reduction contributions already made with respect to the Participant for such Plan Year over the amount of such contributions allowed with respect to the Participant for such Plan Year shall be returned to the Participant as provided below.

          (h) If, at the end of any Plan Year, it appears to the Employer that the above deferral percentage test of Code section 401(k)(3) will not be met, the Employer, in lieu of amending or revoking salary reduction elections as permitted above, may elect to make an additional contribution for the benefit of Participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to salary reduction contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Qualified Matching Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to salary reduction contributions to the Plan. The amount of the additional contribution shall be such that the deferral percentage test of Code section 401(k)(3) will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the additional contribution as current Compensation.

     4.2 EMPLOYER MATCHING  CONTRIBUTIONS.

          (a) In General. The Employer may, in its discretion, make a matching contribution for each Participant employed by that Employer. The Employer
Matching Contribution for each Participant shall be made biweekly for each biweekly period in which a contribution to the Participant's Salary Reduction Contribution account is made, provided that the Participant is employed by the Employer on the last day of the biweekly period.

               The Employer Matching Contribution, if any, for each Participant shall equal a percentage of each Participant's Salary Reduction Contribution. The percentage shall be determined by the Employer prior to the start of the Plan Year.

          (b) Employer Matching Contributions Prior to January 1, 1995. Employer Matching Contributions made prior to January 1, 1995, may be made in Company Stock or in cash. Employer Matching Contributions which are made in cash shall be initially allocated to Participants' Accounts in cash, but subject to the terms of ERISA, shall be reinvested by the Trustee in Company Stock. Cash Employer Matching Contributions and any earnings thereon and dividends on Company Stock shall be temporarily invested in a money market fund selected by the Employer (which may be a money market fund of the Employer), pending the Trustee's reinvestment of such amounts in Company Stock.

          (c) Employer Matching Contributions made after December 31, 1994. Effective January 1, 1995, Employer Matching Contributions shall be made in cash and shall be invested by the Trustee in accordance a Participant's investment elections under Section 4.13. Company Stock or cash which has been allocated to the Participant's Account as of December 31, 1994 pursuant to Section 4.2(b) may be reinvested by the Trustee in accordance with a Participant's investment elections under Section 4.13.

          (d) The Plan at all times shall be administered so as to comply with the provisions of Code section 401(m) and of Treasury Regulation sections 1.401(m)-1 and 1.401(m)-2. For purposes of testing compliance with Code section 401(m)(2), the definition of "compensation" will be the definition designated by the Administrator from year to year, and may be limited to Compensation during that portion of the Plan Year that the Employee was a Participant, as permitted under applicable law. When required by Treasury Regulation section 1.401(m)-2(c), multiple use of the alternative limitation shall be corrected by reducing the actual contribution percentage of all Highly Compensated Employees under the Plan.

          (e) If, at the end of any Plan Year, it appears to the Employer that the above contribution percentage test of Code section 401(m)(2) will not be met, the Employer, in lieu of limiting or prohibiting Employee contribution elections as permitted above or distributing Excess Aggregate Contributions as permitted in section 4.12, may elect to make an additional contribution for participants who are Non-Highly Compensated Employees. The additional contribution may be made in cash or Company Stock and shall be allocated in the same manner as Employer Matching Contributions or in any other manner determined by the Employer. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to salary reduction contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Employer Matching Contribution Accounts of Participants on whose behalf it is made and shall for all purposes herein be treated as if it were an Employer Matching Contribution. The amount of the additional contribution shall be such that the contribution percentage test of Code section 401(m) will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates. A Participant may not elect to receive any portion of the
additional   contribution  as  current  Compensation.

     4.3 EMPLOYER VOLUNTARY CONTRIBUTIONS.

          (a) In General. The Employer may, in its discretion, make Voluntary Contributions to the Plan. Voluntary Contributions, if made, may be in addition to or in lieu of Matching Contributions. Voluntary Contributions shall equal a percentage of the Compensation of each Participant entitled to share therein. The amount of each year's Voluntary Contribution, if any, will be established at the discretion of the Board of Directors of the applicable Employer, and the contribution for each Participant shall be made annually or more frequently as the Employer may determine. The Employer will make Employer Voluntary Contributions for a Plan Year only to the Accounts of those Participants who have been credited with at least one thousand (1,000) Hours of Service during the Plan Year and are employed on the last day of the Plan Year.

          (b) Employer Voluntary Contributions Made Prior to January 1, 1995. Employer Voluntary Contributions made prior to January 1, 1995, if any, shall be made in cash or Company Stock. Employer Voluntary Contributions which are made in cash will be initially allocated to Participants' Accounts in cash but, subject to terms of ERISA, shall be reinvested by the Trustee in Company Stock. Cash Employer Voluntary Contributions and any earnings thereon and dividends on Company Stock shall be temporarily invested in a money market fund designated by the Employer (which may be a money market fund of the Employer) pending the Trustee's reinvestment of such amounts in Company Stock.

          (c) Employer Voluntary Contributions made after December 31, 1994. Effective January 1, 1995, Employer Voluntary Contributions, if any, shall be made in cash and shall be invested by the Trustee in accordance with a Participant's investment elections under Section 4.13. Company Stock or cash which has been allocated to the Participant's Account as of December 31, 1994 pursuant to Section 4.3(b) may be reinvested by the Trustee in accordance with a Participant's investment elections under Section 4.13.

          (d) Employer contributions for a Plan Year shall not exceed an amount which, when combined with all other contributions under the Plan for the Plan Year, equals the maximum contribution which would be deductible by the Employer under Code section 404 (including carryovers) for the applicable fiscal year of the Employer.

     4.4 DEDUCTIBILITY OF CONTRIBUTIONS. Employer contributions (including Participant salary reduction contributions) shall be made only by an Employer entitled to deduct such contributions under Code section 404 and only to the extent such contributions are deductible.

     4.5 LIMITS ON ANNUAL ADDITIONS.

          (a) Basic Limitations. Notwithstanding any other provision of this Plan, a Participant's total annual additions under this Plan for any Plan Year shall not exceed the lesser of (a) thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Plan Year, as adjusted in Treasury Regulation section 1.415-2(b)(4)(iii), or (b) twenty-five percent (25%) of the Participant's Compensation for such Plan Year. "Annual additions" for this purpose means the sum of (i) contributions under Sections 4.1, 4.2 and 4.3 of this Plan allocable to the Participant's Plan Account, and (ii) any forfeitures allocable to the Participant's Plan Account.


               For purposes of this Section, "Compensation" refers to the Participant's earned income, wages, salaries, and fees for professional services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

               (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iii)  Amounts   realized  from  the  sale,   exchange  or  other
disposition of stock acquired under a qualified stock option; and

               (iv) Other amounts which received special tax benefits, or contributions made by a Participant (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

               For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year.

               Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code section 37(e)(3)) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

          (b) Combined Limitations. If a Participant participates in any other defined contribution plan sponsored by the Employer which is qualified under Code section 401(a), his or her annual additions under such plan shall be aggregated with his or her annual additions under this Plan, and his or her annual additions under this Plan shall be reduced, if necessary, so that the aggregate of such annual additions does not exceed the limitations set forth in
(a), above.

               If a Participant participates or has participated in any defined benefit pension plan sponsored by the Employer which is qualified under Code section 401(a), his or her benefit under the defined benefit pension plan shall be reduced, if necessary, so that the sum of (1) and (2) below does not exceed
1.0 for any Plan Year:

               (1) (i) the projected annual normal retirement benefit (assuming continued employment until such Participant's normal retirement date and constancy of all relevant factors) of the Participant under the defined benefit pension plans, determined as of the close of the Plan Year, divided by

                    (ii) the lesser of (A) 1.25 times the dollar limitation in effect under Code section 415(b)(1)(A) as of the close of such Plan Year or (B)
1.4 times the Participant's average Compensation for his or her "high three years" (where "high three years" refers to the period of three (3) consecutive calendar years yielding the highest such average and during which the Participant was a participant in the defined benefit pension plan), plus

               (2) (i) the sum of the annual additions credited to the Participant under this Plan (and all other defined contribution plans required to be aggregated with this Plan) for the current Plan Year and all prior Plan Years, determined as of the close of the Plan Year, less any amounts permitted to be subtracted from such sum under section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, divided by

                    (ii) the lesser of (A) 1.25 times the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to Code section 415(c)(6)) for the current Plan Year and for all prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years), or (B) thirty-five percent (35%) of the Participant's Compensation for the current Plan Year and for prior years of the Participant's employment with the Employer (regardless of whether a defined contribution plan was in effect for those years).

               If the fraction produced under (2) above would exceed 1.0, even after the reduction in the Participant's benefits under the defined benefit plan(s), which shall be done first, then the contributions for the Participant under this Plan shall be reduced to the extent necessary in accordance with
Section 4.6.

               (c) Aggregation of Employers. The foregoing maximum contributions which may be made under this Plan shall be further limited by reason of the existence of other qualified retirement plans maintained by any other members of a controlled group of corporations, of one of a group of trades or businesses under common control (as described in Code sections 414(b) or (c), as modified by Code section 415(h)), or of an affiliated service group (as described in Code sections 414(n) or (o)) to the extent such limitation is required by Code section 415. The Administrator shall advise affected Participants of any additional limitation required by the preceding sentence.

     4.6 DISPOSITION OF EXCESS ANNUAL ADDITIONS. If the limitations described in
Section 4.5 are exceeded with respect to any Participant in any Plan Year, then the contributions allocable to the Participant under this Plan for such Plan Year shall be reduced to the minimum extent required by such limitations by first reducing contributions to the Participant's Salary Reduction Contribution Account and then, if necessary, reducing contributions to the Participant's Employer Contribution Accounts. The Administrator, in its sole discretion, shall determine if any reduction in the annual additions to a Participant's Accounts is required by reason of the limitations set forth in this Article or Code section 415. No Participant shall be entitled to any annual additions (or earnings thereon) made or allocated to the Participant in excess of such limitations. If it is determined at any time that the Administrator has erred in accepting and crediting salary reduction by a Participant or in allocating Employer contributions to any Participant's Plan Account for any Plan Year in violation of such limitations, then (i) the amount of any required reduction in the Participant's contributions (including earnings thereon) shall be returned to the Participant and (ii) the amount of any required reduction in the Employer's contributions (including earnings thereon) allocable or allocated to the Participant under this Plan shall be returned to the Employer if such reduction in the Employer's contributions is attributable to a mistake of fact by the Employer or the Administrator at the time the contribution was made. If the reduction in the Employer's contributions is not attributable to such a mistake of fact, the amount of the reduction (including earnings thereon) shall be held in suspense and applied against the Employer's contributions under
Section  4.3  which are next due and owing to the  Plan.

     4.7 CONTRIBUTIONS TO ROLLOVER CONTRIBUTION ACCOUNT. Any Employee (whether or not currently eligible to participate in the Plan) may transfer to the Trust any Rollover Contributions as defined in Section 4.8. An Employee's Rollover
Contribution shall be credited to and held in the Participant's Rollover Contribution Account. A Participant's Rollover Contribution Account shall be one hundred percent (100%) vested in the Participant at all times. A Rollover Contribution shall not be taken into account in determining the annual additions to an Employee's Plan Account under Section 4.5.

     4.8 DEFINITION OF "ROLLOVER CONTRIBUTION". The term "Rollover Contribution" means an amount contributed to the Plan on or before the sixtieth (60th) day after the day the contributing Employee received it, if the amount received by the Employee is a distribution which is eligible for rollover to the Plan under Code section 402(a).

          The term "Rollover Contribution" also means assets representing a Participant's nonforfeitable interest in another retirement plan qualified under Code section 401(a) or 403(a), or in a conduit individual retirement account or annuity, which assets have been transferred directly from the trustee (or other fiduciary) of such other plan, account or annuity to the Trustees of this Plan; provided, however, that such direct transfer shall not be accepted by the Trustee unless (A) the transfer constitutes an "elective transfer" under section 1.411(d)-4 Q&A-3(b) of regulations promulgated by the Secretary of the Treasury,
(B) the plan from which the transfer is made provides no protected benefits under Code section 411(d)(6) which are not already provided under the Plan or
(C) the transfer is a direct transfer of an eligible rollover distribution, within the meaning of Code section 401(a)(31).

          The Administrator may reject any Rollover Contribution which is not qualified to be a Rollover Contribution to the Plan under the foregoing or under the Code. The Administrator may make all investigations necessary to determine whether any amount submitted as a Rollover Contribution may be received.

     4.9 VALUATION OF PARTICIPANTS' PLAN ACCOUNTS. Each time that the Trust is valued hereunder, all income, gains and losses (including unrealized gains and losses) from each investment fund established under Section 8.3, after deducting a proportionate share of expenses of the Trust, shall be separately allocated by the Administrator proportionately to the Account of each Participant in the fund as of the previous Valuation Date, based on the previous valuation, but (i) taking into account in a uniform and non-discriminatory manner contributions by and on behalf of Participants made since the last Valuation Date and (ii) subtracting from each Participant's Account any withdrawals made by the Participant since the last Valuation Date.

     4.10 DISTRIBUTION OF EXCESS DEFERRALS.

          (a) In General. Notwithstanding any other provision of the Plan, Excess Deferrals, plus income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding taxable year and who claims such Excess Deferrals for such taxable year. A Participant is deemed to have claimed the Excess Deferrals for a taxable year to the extent that the Participant's Excess Deferrals are calculated by taking into account only Elective Deferrals to this Plan.

          (b) Definitions.

               (i) "Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals equal the sum of all Employer contributions made on behalf of such Participant pursuant to the Participant's election to defer under the Plan or under any other plan or arrangement described in Code sections 401(k), 408(k) or 403(b).

               (ii) "Excess Deferrals" means the amount of Elective Deferrals for the Participant's taxable year that is includible in the Participant's gross income under Code section 402(g) to the extent such Participant's Elective Deferrals exceed the seven thousand dollar ($7,000) (as indexed) limit under Code section 402(g). Excess Deferrals shall be treated as annual additions under the Plan for purposes of the limitations under Code section 415.

          (c) Claims. The Participant's claim shall be in writing, shall be submitted to the Administrator no later than March 1; shall specify the Participant's Excess Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b), exceed the dollar limitation under Code section 402(g) for the year in which the deferral occurred.

          (d) Determination of Income. The Excess Deferrals distributed to a Participant with respect to a taxable year shall be adjusted for income or loss during the taxable year and, if elected by the Plan Administrator, during the period from the end of the taxable year to the date of distribution. The income or loss allocable to Excess Deferrals for the taxable year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Code section 402(g).

     4.11 DISTRIBUTION OF EXCESS CONTRIBUTIONS.

          (a) In General. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan Year. (If Excess Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.) Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Contributions arose. Excess Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Code section 415. Excess Contributions for a Participant whose Actual Deferral Percentage was determined under family aggregation rules shall be distributed among Family Members in proportion to the contributions of each Family Member that is aggregated.

          (b) Excess Contributions. "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent required to (i) enable the Plan to satisfy the Average Deferral Percentage Test under Section 4.1 or (ii) cause such Highly Compensated Employee's actual deferral percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage. This process is continued until the Plan satisfies the Average Deferral Percentage Test under Section 4.1 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined.

          (c) Determination of Income. Excess Contributions shall be adjusted for income or loss during the Plan Year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Code section 401(k).

     4.12 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

          (a) In General. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Aggregate Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan Year. (If Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.) Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the twelfth
(12th) month after the last day of the Plan Year in which the Excess Aggregate Contributions arose. Excess Aggregate Contributions shall be treated as annual additions under the Plan for purposes of the limitations under Code section 415. Excess Aggregate Contributions for a Participant whose Contribution Percentage was determined under family aggregation rules shall be distributed among family members in proportion to the Contribution Percentage Amounts of each family member that is aggregated.

          (b) Excess Aggregate Contributions. "Excess Aggregate Contri-butions" means, with respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerators of the Contribution Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the contribution percentage of the Highly Compensated Employee with the highest contribution percentage is reduced to the extent required to (i) enable the Plan to satisfy the Average Contribution Percentage
Test under Section 4.2 (ii) cause such Highly Compensated Employee's contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage. This process is continued until the Plan satisfies the Average Contribution Percentage Test under Section 4.2 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined. A determination of Excess Aggregate Contributions shall be made after first determining Excess Deferrals and then determining Excess Contributions.

          (c) Determination of Income. Excess Aggregate Contributions shall be adjusted for any income or loss during the Plan year and, if elected by the Plan Administrator, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Aggregate Contributions for the Plan Year (and, if elected, from the end of the Plan Year to the date of distribution) shall be determined by the Plan Administrator using any reasonable method permitted under Code section 401(m).


     4.13 PARTICIPANT INVESTMENT ELECTIONS Each Participant and each former Participant with a vested Plan Account may elect in writing to have his or her Plan Account invested in one or more investment funds described in Article VIII. Prior to January 1, 1995, a Participant's or former Participant's investment elections do not apply to amounts held in his or her Employer Voluntary Contribution Account or Employer Matching Contribution Account. If any
Participant or former Participant fails to make an investment election, the portion of the Participant's or former Participant's Plan Account subject to direction shall be invested in an investment fund, or a combination of investment funds, selected by the Administrator, which offer(s) reasonable opportunities for capital appreciation, preservation of capital, and/or liquidity.

          If the Administrator elects, this Plan may be operated in compliance with ERISA section 404(c) and all or part of the regulations thereunder, in which case the following shall apply:

          (a) Plan Fiduciaries' Responsibilities. The Trustee shall be responsible for implementing Participants' investment instructions and shall comply with such instructions to the extent such instructions are consistent with ERISA and the regulations thereunder. The Administrator is responsible for ensuring compliance with ERISA section 404(c) and the regulations thereunder in all other respects, including providing to Participants all information required under such provisions.

          (b) Investment Funds. The Administrator shall direct the Trustee to establish investment funds pursuant to Article VIII which constitute a broad range of investment alternatives and which are sufficient to provide Participants with a reasonable opportunity to affect materially the potential return on amounts in their Plan Accounts and the degree of risk to which such amounts are subject. The Administrator shall direct the Trustee to establish at least 3 investment funds in addition to the Company Stock Fund, each of which is diversified, has materially different risk and return characteristics and which will enable Participants to minimize overall risk through diversification and achieve a portfolio with appropriate aggregate risk and return characteristics.

          (c) Investment Information. The Administrator shall provide Participants with sufficient information to make informed decisions with regard to investments in the funds available under the Plan in accordance with ERISA section 404(c) and the regulations thereunder.

          (d) Investment Elections. Participant investment elections may be changed quarterly on any January 1, April 1, July 1 or October 1, or more frequently if the Administrator determines, in its discretion, that it is appropriate in light of market conditions, subject, however, to any rules established by the Administrator and any rules or restrictions of any insurance company or other entity serving as the manager or funding vehicle of any of the investment funds.

                                    ARTICLE V
                                  DISTRIBUTIONS


     5.1 RETIREMENT.

          (a) On a Participant's retirement, whether at the Participant's Normal or Late Retirement Date, the Participant shall be entitled to receive the full amount of the Plan Account in accordance with Section 5.10.

          (b) Distribution to a Participant shall be made as soon as is practicable after the first Valuation Date coincident with or next following the Participant's retirement, and after arrangements for payment have been made by the Administrator and the Trustee; provided, however, that distribution shall be made not later than sixty (60) days after the end of the Plan Year in which the later of the Participant's Normal Retirement Date or Late Retirement Date occurs and provided further that no distribution shall be made, or shall commence, to a Participant without the Participant's written consent given in a manner required by applicable law until the Participant's Normal Retirement Date unless, subject to the provisions of Section 5.8, the Participant's Account balance at the date of distribution or commencement is three thousand five hundred dollars ($3,500) or less.

          (c) Notwithstanding any other provision of this Plan, a Participant shall become fully vested in his or her Plan Account upon attainment of age sixty-five (65).

     5.2 DEATH OF PARTICIPANT. Except as provided below, if a Participant dies, the full amount of the Participant's Plan Account, determined as of the Valuation Date coinciding with or next following the Participant's date of death, shall be vested in the Participant and shall be paid in the manner set forth in Section 5.10.

          Payment of the Participant's Plan Account on death shall be made, or shall commence, as soon as is practicable after the first Valuation Date coincident with or next following the Participant's death and after arrangements for payment have been made by the Administrator and the Trustee.

     5.3  PERMANENT  DISABILITY

          (a) If a Participant's employment with the Employer terminates because of permanent disability, the full amount of the Participant's Plan Account, determined as of the Valuation Date coinciding with or next following the Administrator's approval of the Participant's permanent disability, shall be vested in the Participant and, subject to the provisions of Section 5.8, shall be paid to the Participant in accordance with Section 5.10 as though he had retired.

  Payment shall be made, or shall commence, as soon as is practicable after the Valuation Date coincident with or next following the Administrator's approval of the Participant's permanent disability and after arrangements for payment have been made by the Administrator and the Trustee.


(b) A Participant shall be considered permanently disabled if he or she establishes to the satisfaction of the Administrator that he or she is mentally or physically disabled due to accident or illness and has been unable to perform every duty of his or her regular occupation with the Employer for a period of at least one hundred eighty (180) days, and that such disability is permanent. Evidence of disability shall include the certificate of a competent licensed physician selected by the Participant and approved by the Administrator which confirms that the Participant is disabled as defined herein.

     5.4 TERMINATION PRIOR TO RETIREMENT.

          (a) Amount of Distribution: Forfeitures. If a Participant's employment terminates for any reason other than retirement on or after his or her Normal Retirement Date, disability or death, his or her Plan Account shall be vested in the Participant as follows:

               (1)   Contributions  to  the   Participant's   Employer  Matching
Contribut ion Account and Employer Voluntary Contribution Account shall become vested according to the following schedule:

             Years of Service
           For Vesting Purposes                     Vested Percentage

           Less than 3                                       0%
                     3                                      20%
                     4                                      40%
                     5                                      60%
                     6                                      80%
                     7 or more                             100%

               (2) The Participant's Salary Reduction Contribution Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account and Rollover Account shall be one hundred percent (100%) vested at all times.

                    The vested portion of the terminated Participant's Plan Account shall be payable as provided in this Section. The unvested portion of such Plan Account shall first be made available to reinstate previously forfeited account balances of Former Participants, if any. For Plan Years beginning before January 1, 1994, the remaining forfeitures, if any, shall be allocated ratably to the Accounts of remaining Participants on the basis of their Compensation. For Plan Years beginning on or after January 1, 1994, the remaining forfeitures, if any, shall be allocated as a matching contribution to the Accounts of eligible Participants pro rata on the basis of each Participant's Salary Reduction Contributions to the Plan during the Plan Year. Notwithstanding the foregoing, a Participant will not receive an allocation of forfeitures for a Plan Year unless the Participant has met the requirements for receipt of an allocation of any Employer Voluntary Contribution for the Plan Year. The unvested portion of the terminated Participant's Plan Account shall be forfeited on the earlier of (1) the date of a cash-out distribution to the Participant as described in Treasury Regulation section 1.411(a)-7(d), or (2) the date on which the Participant incurs a fifth consecutive one-year Break in Service. Forfeitures shall be restored pursuant to Section 5.5.

          (b) Form and  Timing of  Distribution.  Subject to the  provisions  of
Section 5.8, if the value of a terminated Participant's Plan Account on such Valuation Date is more than three thousand five hundred dollars ($3,500), distributions to the Participant shall be made on the occurrence of an event which will result in a distribution had the terminated Participant remained in the employ of the Employer (death, permanent disability or normal retirement). However, at the election of the Participant, the entire vested portion of the Terminated Participant's Plan Account may be distributed upon the Participant's termination. Any distribution under this paragraph will be made in a manner which is consistent with and satisfies the provisions of Section 5.10. Distributions shall also be subject to reasonable rules established by the Administrator.

     5.5 REHIRED PARTICIPANT. If the Plan Account of a terminated Participant is paid to the Participant before the Participant incurs five (5) consecutive Breaks in Service and if the Participant is rehired before he or she incurs five
(5) consecutive Breaks in Service and repays the amount distributed before the date which is five (5) years after the date the Participant is rehired, any unvested portion of the Participant's Plan Account existing when payment was made shall be restored to the Participant's Plan Account.

     5.6 COMMENCEMENT OF BENEFITS. A Participant's distribution must begin by the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) before January 1, 1988, and such Participant was not a five percent (5%) owner (as defined in Code section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, the required distribution commencement date is the first day of April following the later of the calendar year in which the Participant terminates employment or the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) in 1988, and such Participant was not a five percent (5%) owner of the Employer (as defined in Code section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, and such Participant had not retired by January 1, 1989, the required distribution commencement date is April 1, 1990.

     5.7 NOTICE REQUIREMENTS. No less than thirty (30) days and no more than ninety (90) days before the date of any distribution to a Participant prior to the Participant's Normal Retirement Date, the Participant must receive (i) a general description of the material features, and an explanation of the relative values, of optional forms of benefit available under the Plan, and (ii) notice of the Participant's right to defer the distribution until the Participant's Normal Retirement Date. The preceding notice requirement is not applicable for any distribution after the Participant's Normal Retirement Date or if the Participant's Plan Account can be cashed out as provided under Section 5.8.

     5.8 CASH-OUT DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, if, upon the Participant's retirement, disability, termination of employment or death, the present value of the vested Plan Account of a Participant does not exceed three thousand five hundred dollars ($3,500), such Participant's vested Plan Account will be distributed in a lump sum as soon as practicable after the Participant's retirement, disability, termination of employment or death. Cash-out distributions of amounts invested in Company Stock will be made in kind, unless the Participant makes a timely election, in accordance with rules established by the Administrator, to receive cash. For purposes of this determination, if at the time of any distribution the present value of the vested Plan Account of the Participant exceeds three thousand five hundred dollars ($3,500), then the present value of the vested Plan Account of the Participant at any subsequent time shall be deemed to exceed three thousand
five  hundred  dollars   ($3,500).

     5.9 DISTRIBUTION UPON DISPOSITION OF A SUBSIDIARY. If the Employer disposes of substantially all of the assets (within the meaning of Code section 409(d)(2) and applicable Treasury Regulations) used by the Employer in a trade or business of the Employer or if the Employer disposes of the Employer's interest in a subsidiary (within the meaning of Code section 409(d)(3)), any employee who continues employment with the corporation acquiring such assets or with such subsidiary will receive a lump sum distribution (as defined in Code section 401(k)(10)(B)) of his or her entire vested Plan account. Such distribution shall occur as soon as practicable after the event which entitled the Participant to the distribution. Notwithstanding the preceding, the provisions of this Section
5.9 shall apply only if the Employer continues to maintain the Plan after the disposition of assets or of the subsidiary.

     5.10 BENEFIT PAYMENTS.

          (a) Effect of Section. This Section shall take precedence over any conflicting provision in this Plan.

          (b) Annuities. Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of his benefits in the form of a Joint and 50% Survivor Annuity as set forth below. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect, in writing, to waive the life annuity. This election must comply with the provisions of this Section as if it were an election to waive the Joint and 50% Survivor Annuity by a married Participant, but without the spousal consent requirement, and the unmarried Participant shall have available to him or her the same benefit options and shall be subject to the same rules regarding account balances of three thousand five hundred dollars ($3,500) or less.

          (c) Joint and 50% Survivor Spouse Annuity.

               (i) The retirement allowance of a vested Participant will be paid in the form of a Joint and 50% Survivor Spouse Annuity unless the Participant makes a qualified election (as defined below) of a different form of benefit within the ninety (90) day period ending on the Annuity Starting Date.

               (ii) Notwithstanding the foregoing, if the present value of the Joint and 50% Survivor Spouse Annuity to which a Participant becomes entitled is three thousand five hundred dollars ($3,500) or less, the Employer shall, at any time before the Annuity Starting Date (or, at any time thereafter if the Employer obtains the written consent, given within ninety (90) days prior to the proposed lump sum payment, of the Participant and the Participant's spouse, or the survivor of them), direct the Trustee to pay to the Participant or to the Participant's spouse, as applicable, in lieu of the Joint and 50% Survivor Spouse Annuity, a lump sum equal to the present value of such benefit as of the date of payment. Any such lump sum payment will fully discharge the Plan's obligations to the Participant and the Participant's spouse with respect to the Joint and 50% Survivor Spouse Annuity. If the present value of a Participant's Joint and 50% Survivor Spouse Annuity is greater than three thousand five hundred dollars ($3,500), the Employer shall at any time, if the Participant and the Participant's spouse, or the survivor of them, consent(s), in writing, within ninety (90) days prior to the proposed lump sum payment, direct the Trustee to pay to the Participant or to the Participant's spouse, as applicable, in lieu of the Joint and 50% Survivor Spouse Annuity, in one or more of the following methods:

               (A) One lump-sum payment in cash, in kind or in a combination thereof;

               (B) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (1) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (2) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

               (C) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

               For purposes of the foregoing, present value shall be determined pursuant to Code section 417(e) and the regulations thereunder.

          (d) Qualified Preretirement Survivor Annuity.

               (i) If a vested, married Participant dies before payment of his or her benefits begins, the following rules shall apply. If the Participant had not made a qualified election (as defined below) waiving the Qualified Preretirement Survivor Annuity, the Participant's vested account will be paid in the form of a life annuity to the Participant's surviving spouse. If the Participant had made such a qualified election, the Participant's account shall be payable to his or her designated beneficiary.

               (ii) For purposes of subsection (c)(i), a surviving spouse will begin to receive payments as soon as practicable after the Participant's death unless the surviving spouse elects to have payments begin at a later date.

               (iii) Notwithstanding the foregoing, if fifty percent (50%) of a Participant's account amounts to three thousand five hundred dollars ($3,500) or less, the Employer shall, at any time before the Annuity Starting Date (or at any time thereafter, if the Employer obtains the surviving spouse's written consent, given within ninety (90) days prior to the proposed lump sum payment), direct the Trustee to pay to the spouse the Participant's account as a lump sum, in lieu of the Qualified Preretirement Survivor Annuity. Any such lump sum payment will fully discharge the Plan's obligations to the spouse with respect to the benefit described above. If the Participant's account exceeds three thousand five hundred dollars ($3,500), the Employer shall, at any time, if the Employer obtains the surviving spouse's written consent, given within ninety
(90) days prior the proposed payment, direct the Trustee to pay to the spouse as a lump sum, in lieu of the Qualified Preretirement Survivor Annuity the Participant's account. Any such lump sum payment will fully discharge the Plan's obligations to the spouse with respect to the benefit described above.

               (iv) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary):

                    (A)  One  lump-sum   payment  in  cash,  in  kind  or  in  a
combination thereof;

                    (B) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                    In the event the death benefit  payable  pursuant to Section
5.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

          (e) Definitions.

               (i) Earliest retirement age: the earliest date on which the Participant could elect to receive a distribution under the Plan.

               (ii) Qualified  election:  A Participant's  written waiver of the
Joint and 50% Survivor Spouse Annuity and election to receive benefits in the Plan's normal form or in one of the optional forms permitted under the Plan, or the written waiver of a Qualified Preretirement Survivor Annuity and the election of a non-spouse beneficiary or the election of an optional death benefit form available hereunder. A Participant's spouse must consent in writing to the waiver (including consent to the beneficiary or beneficiaries who will receive benefits payable on the death of the Participant), and the spouse's consent must be notarized or witnessed by a Plan representative. The spouse's consent must acknowledge the effect of the waiver, election and consent and may be limited to consent to the specific form of benefit elected and to the payment of the benefit to the specific Beneficiary designated in the election. Once a spouse has consented to a form of benefit and/or designation of Beneficiary, the form of benefit and/or designation of Beneficiary may not be changed without subsequent spousal consent unless the spouse's consent (i) expressly permits the Participant to make subsequent elections with respect to forms of benefits and/or subsequent designations of Beneficiaries without further consent of the spouse and (ii) acknowledges and expressly relinquishes the right to limit the consent to an election of a specific benefit and a designation of a specific Beneficiary. If a Participant establishes to the satisfaction of the Administrator that the Participant is not married, that the Participant's spouse's written consent cannot be obtained because the spouse cannot be located, that the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or that such other circumstances exist as are specified under applicable Internal Revenue Service regulations, a waiver by the Participant alone will be a qualified election (unless a qualified domestic relations order as described in section 414(p) of the Code provides otherwise). Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent. A Participant may revoke a previous waiver without the consent of his or her spouse at any time before benefits begin. A spouse may not revoke his or her written consent. A qualified election must be made during the qualified election period as defined below.

               (iii) Spouse (surviving spouse): The spouse or surviving spouse of a Participant, provided that the Participant and the Participant's spouse are married to each other on the earlier of the Annuity Starting Date or the date of the Participant's death, and further provided that a former spouse will be treated as a spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

               (iv) Joint and 50% Survivor Spouse Annuity: A reduced retire-ment allowance commencing at normal retirement age, or, with the consent of the Participant, commencing at the earliest retirement age, of actuarially equivalent value payable during the retired Participant's life, with the provision that, after the Participant's death, a monthly benefit equal to one-half (1/2) of the monthly benefit payable during the Participant's life shall be continued during the life of and paid to the Participant's surviving spouse, with payments ceasing with the retired Participant's death if the Participant's spouse does not survive the Participant. A Joint and 50% Survivor Spouse Annuity for a single Participant is a monthly benefit payable to the Participant during his or her life with payments ceasing upon the Participant's death.

               (v) Qualified Election Period: For a Joint and 50% Survivor Spouse Annuity, the period which begins on the date the Participant receives the notice required below and ends on the Annuity Starting Date (such election period shall be no more than ninety (90) days and no less than thirty (30)
days). For a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a

Participant separates from service prior to the first day of the Plan Year in which the Participant attains age thirty-five (35), the qualified election period with respect to the Participant's interest in the Plan as of the date of separation shall begin on the date of separation. Notwithstanding the preceding, a Participant may waive the Qualified Preretirement Survivor Annuity before the earlier of attainment of age thirty-five (35) or separation from service, provided that the notice requirement is met before such waiver and provided the waiver becomes invalid upon the first day of the Plan Year in which the Participant attains age thirty-five (35). Thereafter, if the Participant wishes to waive the Qualified Preretirement Survivor Annuity, a new qualified election must be made.

               (vi) Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or in the case of a benefit not paid in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

          (f) Notice Requirements.

               (i) In the case of a Joint and 50% Survivor Spouse Annuity, within ninety (90) days but not less than thirty (30) days prior to the Annuity Starting Date, the Administrator shall provide to each Participant who will receive a Joint and 50% Survivor Spouse Annuity a written explanation of: (i) the terms and conditions of a Joint and 50% Survivor Spouse Annuity; (ii) the Participant's right to waive the Joint and 50% Survivor Spouse Annuity form of benefit and the effect of such a waiver; (iii) the rights of a Participant's spouse under this Section; and (iv) the Participant's right to revoke a previous waiver of the Joint and 50% Survivor Spouse Annuity and the effect of revoking such a waiver. Effective as of the first day of the first Plan Year beginning after December 31, 1988, a Participant also must be furnished a general description of the eligibility conditions and sufficient additional information to explain the relative values of the optional forms of benefit available under the Plan (e.g., the extent to which optional forms are subsidized relative to the normal form of benefit or the interest rates used to calculate the optional forms).

               (ii) In the case of a Qualified Preretirement Survivor Annuity, the Administrator shall provide to each Participant, within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year in which the Participant attains age thirty-four (34), a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements above applicable to notices regarding Joint and 50% Survivor Spouse Annuities. If an individual becomes a Participant after the individual attains age thirty-four
(34), the Administrator shall provide the notice no later than the end of the one (1) year period beginning with the first day of the first Plan Year for which the individual is a Participant. If a Participant separates from service before attaining age thirty-five (35), the Committee shall provide the notice within one (1) year after the date of separation from service.

               (iii) In the case of any distribution (other than an automatic cash-out of three thousand five hundred dollars ($3,500) or less) which is to commence prior to the later of the Participant's attainment of Normal Retirement Age or age sixty-two (62), the Administration shall notify the Participant of the Participant's right to defer the commencement of the distribution until the later of the Participant's attainment of Normal Retirement Age or age sixty-two
(62).

     5.11 DIRECT  ROLLOVER  ELECTION.

          (a) In General. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. No Direct Rollover election may be made if the Distributee's Eligible Rollover Distributions during a year are reasonably expected to total less than two hundred dollars ($200.00).

          (b) Definitions. For purposes of this Section following terms have the following meanings:

               (1) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, excluding distributions that are one of a series of substantially equal periodic payments (and not less frequently than annually) made for the life (or joint life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more; any distributions to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized depreciation with respect to employer securities).

               (2) "Eligible Retirement Plan" means an individual retirement account described in Code section 408(a), and individual retirement annuity described in Code section 408(b) and annuity plan described in Code section 403(a) for a qualified trust described in Code section 401(a) that accepts the Distributee's Eligible Rollover Distribution, provided, however, that in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3) "Distributee" means a Participant, the Participant's surviving spouse or the Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section  414(p).

               (4) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     5.12 DISTRIBUTION OF AMOUNTS INVESTED IN COMPANY STOCK. If a Participant who has shares of Company Stock allocated to his or her Plan Account and is entitled to a distribution hereunder does not elect to receive an in-kind distribution of Company Stock, the Trustee shall liquidate such portion of the

Participant's Account by cashing out such shares at their Fair Market Value with funds that are available under the Plan for the purchase of Company Stock or, if sufficient funds are not available, direct the independent agent appointed under
Section 8.3(b) to sell the shares of Company Stock allocated to the Participant's Account on the open market.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1   ADMINISTRATION.   The  Administration  of  this  Plan  shall  be  the
responsibility of the following named fiduciaries, who are designated as such for purposes of the ERISA:

          (a) The Trustee with respect to the management, control and investment of the Trust (except to the extent the Trustee is subject to the direction of the Administrator or an investment manager appointed by the Plan Sponsor as provided in Section 8.7) and the payment of benefits to Participants and their beneficiaries;

          (b) The Administrator or other person or persons designated by the Administrator for purposes of determining appeals with respect to denied claims for benefits; and

          (c) The Administrator with respect to controlling and managing the administration and operation of the Plan as hereinafter set forth. The
Administrator may, through a written instrument, designate other persons to carry out some or all of its fiduciary responsibility.

          The authority of each named fiduciary in its designated area of responsibility as aforesaid shall be exclusive, and no named fiduciary shall have either authority or responsibility to exercise any discretion or control other than as specifically delegated to the named fiduciary hereunder. Any person or group of persons or entity may serve in more than one fiduciary capacity with respect to the Plan.

                                   ARTICLE VII
                                THE ADMINISTRATOR

          7.1 DESIGNATION. The Administrator shall be designated by the Plan Sponsor and may be the Plan Sponsor or a committee of one or more individuals. The Administrator shall serve until resignation or removal by the Plan Sponsor. The Administrator may, but need not, be a Participant in the Plan.

          7.2  PROCEDURE.

               (a) The Administrator may elect from among its membership, by a majority vote for each, a secretary and such other officers as the Administrator may deem expedient. The Administrator shall meet as often as its Chairperson deems necessary to carry out its functions. Any other two (2) members of the Administrator may call a meeting at any time by giving due notice thereof to the Chairperson and the other Administrator members.

               (b) Action by the Administrator on any matter of substance or on any matter that requires the exercise of discretion by the Administrator shall be taken at a meeting of the Administrator by a majority vote or by unanimous written consent without a meeting. Action on purely administrative matters may be taken by any member designated by a majority of the entire Administrator to act upon such administrative matter. However, no member of the Administrator who is a Participant shall vote or act on any question concerning only his or her rights or his or her beneficiaries' rights under the Plan.

     7.3 POWERS AND RESPONSIBILITIES. The Administrator shall have the following powers and responsibilities:

               (a) Under  advice of counsel,  who may be counsel to the Employer or  counsel  of its own  selection,  construing  the  Plan,  and  remedying  any
ambiguities,   inconsistencies  or  omissions.

               (b) Determining all questions relative to the eligibility of employees to be Participants and the benefits of Participants or beneficiaries.

               (c) Establishing reasonable rules for the administration of the Plan.

               (d) Maintaining appropriate records relating to Participants and their beneficiaries.

               (e) Designating to the Trustee the investment vehicles to be established under Section 8.3 and the portion of each Participant's Plan Account to be invested in each such vehicle.

               (f) Preparing and filing such reports and returns with respect to the Plan as are required by law.

               (g) Allocating income, gains and losses among Plan Accounts as provided in Article IV above.

               (h) Performing other duties necessary for the administration of this Plan which appear to the Administrator to be necessary or appropriate in order properly to administer and operate the Plan.

               The Administrator shall discharge its duties for the exclusive purpose of providing benefits hereunder and defraying the reasonable expenses of operating the Plan and with the skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

               In carrying out its duties herein, the Administrator shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

     7.4 CERTIFICATIONS AND INVESTIGATIONS.

               (a) Whenever in the administration of the Plan a certification by the Employer is required to be given to the Administrator, or if the Administrator shall deem it necessary that a matter be proved by certification of the Employer prior to taking or omitting any action hereunder, such certification shall be duly made, and the matter shall be deemed proved, by an instrument delivered to the Administrator, signed in the name of the Employer by its duly authorized representative. The Administrator shall be empowered to act, and shall be protected in acting, upon such instrument. Further, the Administrator shall be empowered to act, and shall be protected in acting, upon any notice, resolution, order, offer, telegram, letter or other document believed by the Administrator to be genuine and to have been signed by the proper party or parties.

               (b) The Administrator shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Plan and shall be entitled to withhold the payment of benefits until the identity and mailing addresses of persons entitled to benefits are certified to it by the Employer or by such person.

     7.5 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Administrator, and the Administrator shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the
Claimant:

               (a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;

               (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

               (c) An  explanation  of the Plan's claims review  procedure.

               The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Administrator's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

               Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence, (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

               The decision on review normally shall be made within sixty (60) days of the Administrator's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

     7.6 ADVICE. The Administrator may secure specialized advice or assistance as it deems necessary or desirable in connection with the administration and operation of the Plan and shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, any advice or opinion so obtained.

     7.7 DELEGATION. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of duties, powers or responsibilities delegated to such person shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. Except to the extent required by ERISA, the Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to such person, except to the extent required by ERISA.

     7.8 LIABILITY; INDEMNIFICATION. Except to the extent required by ERISA, no member of the Administrator shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by the member or on the member's behalf as a member of the Administrator, (ii) for any act or failure to act, or any mistake or judgment made by the member, with respect to the business of the Plan, unless resulting from the member's gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other member of the Administrator or of any person employed or retained by the

Administrator. The Employer shall indemnify and hold harmless each member of the Administrator from the effects and consequences of the member's acts, omissions and conduct with respect to the Plan, except to the extent that such effects and consequences shall result from the member's own willful misconduct or gross negligence. The foregoing right to indemnification shall be in addition to such other rights as Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator may be entitled pursuant to the by-laws of the Employer, and, if a Administrator is an Employee, service as a Administrator shall be deemed in partial fulfillment of the member's employment function. In all computations, the Administrator shall be entitled to rely fully upon data furnished by the Employer and upon information furnished it by or on behalf of an Employee or Employees.

     7.9 INSURANCE. The Plan may purchase, as an expense of the Plan, liability insurance for the Plan and/or for its fiduciaries to cover liability or losses occurring by reason of an act or omission by a fiduciary. In addition, any fiduciary may purchase, from and for the fiduciary's own account, insurance to protect the fiduciary in the event of a breach of fiduciary duty, and the Employer may also purchase insurance to cover the potential liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.

     7.10 BONDING. The Administrator shall arrange for such bonding as is required by law. Bonding in excess of the amount required by law shall not be considered required, but shall be permitted, by this Plan. The costs for such bonding shall be paid by the Employer or, if the Employer elects, from the Trust.

     7.11 COMPENSATION. The Administrator shall serve without compensation, but all expenses of the Administrator incurred in the performance of duties hereunder shall be proper charges to the Trust and shall be paid therefrom unless the Employer, in its discretion, chooses to pay such expenses.

                                  ARTICLE VIII
                                TRUST AND TRUSTEE

     8.1 TRUST FUND. The Trust Fund shall consist of all contributions made by the Employer under Article IV or transferred to the Trust Fund as provided herein, and the investments and reinvestments thereof and the income thereon which shall be accumulated and added to principal.

     8.2 TRUSTEE CONTROL. The Trustee shall hold and invest the funds and assets received by the Trustee under this Plan subject to the terms of this Plan and for the purposes herein set forth. The Trustee shall be responsible only for such funds and assets as shall actually be received by the Trustee as Trustee hereunder. So long as a Trustee is acting, title to any of the assets of the Trust Fund may be held or registered in the name of a nominee of the Trustee for ease of dealing with the same, provided that the books of the Trust reflect actual ownership. The Trustee shall be liable for the acts of its nominees. The assets so held or registered shall at all times remain in the possession or under the control of the Trustee.

     8.3 INVESTMENT FUNDS.

          (a) In General. The Trustee shall establish such investment funds as the Administrator shall direct, and shall divide the trust among investment funds in accordance with the investment directions of Participants made as provided in this Plan; provided, however, that prior to January 1, 1995, Employer contributions will be invested as set forth in Article IV and will not be subject to Participants' investment directions. Investment funds shall be established either by direct investment or through the medium of a bank, and trust fund, an insurance contract or regulated investment company mutual fund, as the Administrator shall direct. Each investment fund (a) shall be held and administered as part of the Trust, but (b) shall be separately invested and accounted for.

          The assets of the Trust invested in each of the funds shall be separately valued at fair market value as of the appropriate Valuation Date.

          The Administrator shall direct the Trustee to establish no less than three (3) internally diversified investment funds having materially different risk and return characteristics.

          (b) Company Stock Fund. Effective January 1, 1995, the Trustee shall establish a Company Stock Fund as an investment alternative under the Plan, and all shares of Company Stock or cash allocated to Participants' Accounts pursuant to Sections 4.2(b) and 4.3(b) shall be transferred to the Company Stock Fund on that date. Participants may direct transactions in Company Stock through the Company Stock Fund in accordance with Section 4.13. Such transactions shall be conducted on the open market to the extent that they may not be effected through intrafund transfers.

          Dividends payable on Company Stock allocated to the Company Stock Fund shall be used to purchase additional Shares of Company Stock, which shall be allocated among the Accounts of Participants in the Company Stock Fund. Contributions to the Company Stock Fund and dividends on Company Stock shall temporarily be invested in a money market fund designated by the Employer (which may be a money market fund of the Employer) pending the Trustee's investment of such amounts in Company Stock.

          The Employer shall appoint an independent agent (within the meaning of Rule 10(b)-18(a)(6) of the Securities Exchange Act of 1934) to conduct market transactions in shares of Company Stock. As soon as practical after receiving contributions for a payroll period pursuant to Article IV, the Trustee shall (i) determine, based on available Participant investment and distribution instructions, the net amount of cash that is available under the Company Stock Fund for the purchase of shares of Company Stock or the net number of shares of Company Stock that must be sold in order to implement Participants' investment and distribution instructions, and (ii) direct the independent agent to execute promptly and with the best execution available such market transactions as are necessary to implement Participants investment and distribution instructions.

          The proceeds of market transactions in Company Stock shall be allocated to Participants' Accounts as of the date of the market transaction based on the purchase or sale price. The proceeds of transfers of shares effected by netting Participants' purchase and sale orders shall be allocated to Participants' accounts as of the transfer date based upon the Company Stock's Fair Market Value on such date.

     8.4  TRUSTEE  APPOINTMENT  AND  RESIGNATION;   REMOVAL  AND  SUCCESSION  OF
TRUSTEES.

          (a) Appointment of Trustee. The Trustee shall be appointed by the Plan Sponsor.

          (b) Resignation or Removal of Trustee. The Trustee may resign at any time by filing the Trustee's resignation, in writing, with the Plan Sponsor. The Plan Sponsor shall have the power to remove the Trustee at any time, with or without cause, and to appoint a successor Trustee. Upon resignation or removal, the Trustee shall render an accounting of its administration since the last annual accounting and shall transfer and deliver the assets in hand under this Plan to any remaining or successor Trustee. Any successor Trustee shall have all the same titles, rights, powers, authorities, discretions and immunities as the original Trustee hereunder.

     8.5 PRUDENT PERSON RULE. The Trustee shall discharge its duties under this Plan solely in the interest of Participants and their beneficiaries and: (i) for the exclusive purpose of providing benefits to such Participants and beneficiaries and paying reasonable expenses of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (iii) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iv) in accordance with the provisions of this Plan insofar as they are consistent with the provisions of ERISA.

     8.6 LIABILITY; EXPENSES; COMPENSATION. The Trustee shall not be liable for any losses which may be incurred upon the investments of the Trust Fund except to the extent that any losses to the Trust Fund shall have been caused by its bad faith, negligence or willful misconduct or by a breach of its fiduciary duties under ERISA.

          The Employer agrees to pay all expenses properly and actually incurred by the Trustee in the administration or termination of the Trust Fund, including compensation for the Trustee's services as Trustee and legal expenses, provided that, if the Trustee already receives full time pay from the Employer, the Trustee may not receive such compensation. Should the Employer for any reason fail to pay such expenses, the same shall be paid out of the Trust Fund. The Trustee shall receive for the services rendered as Trustee hereunder such reasonable compensation as the Plan Sponsor and the Trustee may from time to time agree upon, unless the Trustee receives full time pay from the Employer.

     8.7 MANAGEMENT OF ASSETS.

          (a) Powers of the Trustee or Investment Manager. The Trustee who is managing and administering the Trust Fund or, if applicable, the Investment Manager (as defined in section 3(38) of ERISA) which has been appointed by the Employer to manage the Plan's assets, shall be and hereby is empowered and authorized, in its sole discretion and subject to current rules and regulations at the time the investment is made and subject to the provisions of the Plan with respect to Company Stock, Participant direction (and voting) of investments, if applicable, and to subsections (b) and (c) of this Section:

               (1) To invest and reinvest contributions and any accretions thereto, whether capital gains or income or both, and the proceeds of any sale, pledge, lease or other disposition of any assets of the Trust Fund in bonds, notes, mortgages, commercial paper, coins, stamps, foreign bonds, antiques, broodmares, gold, art, silver, diamonds, second trusts, option securities, in any other type of personal property and in real property; provided, however, that no individually-directed account may be invested in collectibles as described in Code section 408(m). Notwithstanding any other provision of this Plan, any person having investment authority with regard to the Trust Fund is hereby authorized to direct the investment of any part or all of the assets of the trust in any common, collective, or group trust ("Common Trust"), including but not limited to any Common Trust which has been qualified under Code section 401(a) and is exempt from taxation under Code section 501(a) now or hereafter maintained by a bank or trust company which is a fiduciary with respect to the Plan or trust, as any such Common Trust may have heretofore been or may hereafter be amended, to be held subject to all the provisions thereof and to be commingled with the assets of other trusts participating therein; provided, however, that any investment and retention of an interest therein shall be such as will not adversely affect in any manner the qualified or exempt status of the Plan and trust under Code section 401(a) and Code section 501(a). To the extent of the equitable share of the trust in a Common Trust which is qualified under Code section 401(a), the Common Trust shall be a part of the Plan and of the trust, and all of the terms and conditions of the instrument creating the Common Trust shall be deemed to be incorporated by reference herein. The power herein conferred is intended to and shall override any provision of this Plan to the contrary (including, but not limited to, any investment limitations contained in or imposed by this Plan).

               (2) Except as provided in Section 8.7(c), to vote any and all stock held hereunder and to continue any investment in stocks, bonds, real estate notes or other securities, or real or personal property, which may at any time form a part of the Trust Fund; provided, however, that the Trustee shall vote stock of the Employer only upon the instructions of the Administrator or the Participants, except as otherwise required under ERISA.

               (3) To invest, reinvest and change investments; to sell, mortgage, pledge, lease, assign, transfer and convey any and all of the Trust Fund property for cash or on credit, at public or private sale; to exchange any

Trust Fund property for other property; to grant options to purchase or acquire any Trust Fund property; to determine the prices and terms of sales, exchanges or options; and to execute, acknowledge and deliver any and all deeds or other trust instruments of conveyance which may be required to carry the foregoing powers into effect, without obligation on the part of the purchaser, lessee, lender, assignee or transferee, or anyone to whom the property may in any way be conveyed to see to the application of the purchase money loans or property exchanged, transferred, assigned or conveyed.

               (4) To allow cash in the Trustee's hands to remain uninvested and on deposit in the commercial or savings department of any bank or trust company supervised by the United States or a State or agency of either, even if it is a fiduciary or party-in-interest, at any time and from time to time in a reasonable amount; and, as to such amount on deposit, the Trustee shall have no liability for interest thereon, except for such interest as may be paid on such deposit.

               (5) To exercise with respect to all investments all of the rights, powers and privileges of an owner including, without limiting the foregoing, the power to give proxies and to pay calls, assessments and other sums deemed necessary for the protection of the Trust Fund; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights and to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. If the Trustee shall pay more than the par value of any security purchased, the Trustee shall not be obligated to establish a sinking fund out of the income of such investments for repaying to the principal the same amount paid above par.

               (6) To take any action with respect to conserving or realizing upon the value of any Trust Fund property and with respect to foreclosures, reorganizations, or other changes affecting the Trust Fund property; to collect, pay, contest, compromise, or abandon demands of or against the Trust Fund estate, wherever situated; and to execute contracts, notes, conveyances and other instruments, including instruments containing covenants and warranties binding upon and creating a charge against the Trust Fund estate, and containing provisions excluding personal liability.

               (7) To employ agents, including investment counsel, for advice and to manage the investment of the Trust Fund property, to employ attorneys, auditors, depositories and proxies, with or without discretionary powers and all such parties shall have the right to rely upon and execute the written instructions of the Trustee, and shall not be obligated to inquire into the propriety of the acts of directions of the Trustee, other than is required under ERISA.

               (8) To compromise any claims existing in favor of or made against the Trust Fund.

               (9) To engage in any litigation, either for the collection of monies or for other properties due the Trust Fund, provided in defense of any claim against the Trust Fund; provided, however, that the Trustee shall not be required to engage in or participate in any litigation unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which the Trustee may become subject.

               (10) To invest and reinvest up to one hundred percent (100%) of the Trust Fund in qualifying Employer securities, as defined in section 407(d)(1) of ERISA. Such investment must be for the exclusive benefit of employees and must meet the requirements of Code section 401(a) and all aspects thereof as to the common law prudence standard (except as to the diversification requirement).

          (b) Investment Manager. Notwithstanding the foregoing, the Plan Sponsor reserves the right to appoint an investment adviser registered as such under the Investment Advisers Act of 1940, a bank (as defined in that Act) or an insurance company qualified to perform investment management services under the laws of more than one state to manage the investments of all or any part of the Trust Fund. Upon such appointment, and acknowledgment by the appointee that it is a fiduciary as defined in ERISA, the appointee shall have all rights to manage the investments of that portion of the Trust Fund over which authority has been granted. The Trustee shall be relieved of all further responsibility in respect thereof and shall abide by the instructions of such appointee.

          (c) Participant Voting of Company Stock. Notwithstanding any other provision of this Plan to the contrary, the provisions of this subsection (c) shall govern the voting and tendering of Company Stock during periods of time in which (i) the trust holds more than 10% of the Employer's stock or (ii) the Administrator elects to operate the Company Stock Fund in accordance with ERISA
Section 404(c). The Trustee shall vote, itself or by proxy, all shares of stock held in trust under the Plan as follows:

               (i) The Trustee shall forward to each Participant all quarterly, annual and other reports generally distributed to stockholders. In addition, the Trustee shall adopt reasonable measures to notify Participants of the date and purpose of each meeting of stockholders where holders of shares of stock shall be entitled to vote, to furnish each Participant a copy of the proxy statement with respect to such meeting and to request instructions from each Participant regarding the voting at such meeting of the whole shares held by the Trustee attributable to the vested and nonvested interest of such Participant in the stock. The Administrator, with respect to Company Stock, may direct that each Participant's voting instructions be tabulated by an independent fiduciary on a confidential basis, which independent fiduciary will direct the Trustee as to the number of shares held by Participants instructing a vote for the particular matter to be acted upon and the Trustee shall vote in accordance with such instructions. In addition, the Administrator may designate an independent fiduciary to carry out, on a confidential basis, all other activities relating to the purchase, sale and exercise of voting and similar rights with respect to the Employer stock.

               (ii) The Trustee shall vote any unvoted shares held in trust under the Plan pro rata, in the same manner in which shares were voted by Participants.

          (d) Tender or Exchange Offers. As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of stock, the Trustee shall use its reasonable best efforts to cause each Participant to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Trustee, or revoke such instruction, whether or not to tender whole shares held by the Trustee attributable to the vested or unvested interest of such Participant in the Trust to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of each Participant, but the Trustee shall not tender shares for which no instructions are received unless the Trustee determines that it must do so to meet its fiduciary obligations under ERISA. In advising Participants of the terms of the Offer, the Trust may include statements from the management of the Employer setting forth its position with respect to the Offer. The giving of instructions to the Trustee whether or not to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares for which each Participant may provide instructions shall be the total number of whole shares held by the Trustee attributable to the vested and unvested interest of such Participant in the stock held in trust under the Plan as of the close of business on the day preceding the date on which the Offer commences or such earlier date which shall be designated by the Trustee which the Trustee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested by the Trustee, for the account of each Participant with respect to whom shares were tendered, as the Trustee may deem appropriate, consistent with the purposes of the Plan.

     8.8 RELIANCE BY TRUSTEE. The Trustee may rely on any decision of the Administrator purporting to be made pursuant to the terms of this Plan and on any list or notice furnished by the Employer or the Administrator as to any facts, the occurrence of any events or the existence of any situation, and shall not be bound to inquire as to the basis of any such decision, list or notice, and shall incur no obligation or liability for any action taken or suffered to be taken by them in reliance thereon.

     8.9 CHANGES IN ADMINISTRATOR. The Trustee shall not be bound to inquire as to changes in the Administrator and shall be entitled to rely on such information as it may receive from time to time from the Employer with respect to such membership.

     8.10 LEGAL COUNSEL. The Trustee may consult with legal counsel (who may or may not be counsel for the Employer) concerning any question which may arise with reference to its duties under this Plan, and the Trustee may rely in good faith upon the opinion of such counsel.

     8.11 ACCOUNTING OF FUNDS AND TRANSACTIONS.

          (a) The Trustee shall keep true and accurate records of all transactions of the Trust Fund which records shall be available for inspection on order by authorized representatives of the Employer or by Participants at reasonable times.

               Although a separate Account for each Participant under the Plan shall be maintained as herein provided, it shall not be necessary for the Trustee to make or maintain an actual physical division of the assets of the Trust Fund until the time shall arrive for the payment to a Participant or a beneficiary or beneficiaries of a Participant, and, at such time or times, the Trustee need only make an actual division of so much of any Account as may be necessary to satisfy the particular payments to be made.

          (b) On the last day of the Plan Year, or more often as directed by the Employer, the Trustee shall prepare and deliver to the Employer an accounting of the funds and transactions since the last previous such accounting of the Trust Fund. In the absence of the filing in writing with the Trustee by the Employer of exceptions or objections to such accounting within one hundred twenty (120) days after the delivery of such accounting to the Employer, the Employer shall be deemed to have approved such accounting, and in such a case or upon the written approval by the Employer of such an accounting, the Trustee shall be released, relieved and discharged with respect to all matters and things disclosed in such accounting as though such accounting had been settled by decree of a court of competent jurisdiction.

     8.12 RELIANCE ON TRUSTEE. No person contracting or in any way dealing with the Trustee shall be under any obligation to ascertain or inquire: (i) into any powers of the Trustee, (ii) whether such powers have been properly exercised, or
(iii) about the sources or applications of any funds received from or paid to the Trustee. Any person contracting or in any way dealing with the Trustee may rely on the exercise of any power or authority as the conclusive evidence that the Trustee possesses such power or authority.

     8.13 LEGAL ACTION. In the case of any suit or proceeding regarding this Plan to which the Trustee is a party, the Trustee shall be reasonably reimbursed for any and all costs, including attorney's fees, and for all necessary expenses which it has incurred or become liable on account thereof or on account of any other phase of its administration of the Trust Fund, and it shall be entitled to reimburse itself for said expenses out of the Trust Fund. In order to protect the Trust Fund against depletion as the result of ill-advised litigation, it is agreed that in the event any Participant, beneficiary or Employee brings any legal action against the Trustee, the result of which shall be adverse to the party bringing such suit, the court costs and attorney's fees to the Trustee in defending such suit shall be charged to such extent as is allowed by a court of competent jurisdiction, and as is possible, directly to the account of said Participant, beneficiary or Employee, and only the excess, if any, of such costs and fees over and above the Participant's separate share of the fund shall be included in the expense in determining the earnings or loss to the Trust Fund.

                                   ARTICLE IX
                                    AMENDMENT

     9.1 AMENDMENT. Except as herein limited, the Employer shall have the right to amend this Plan at any time to any extent that it may deem advisable. In addition, the Administrator at all times shall have the authority to make any amendment to the Plan required by law. Any amendment of the Plan shall be set forth in an instrument in writing. All Participants, all Employers, the Administrator and the Trustee shall be bound by any amendment to this Plan except that:

          (a) No amendment shall increase the duties or liabilities of the Administrator or the Trustee without the consent of such party;

          (b) No amendment shall have the effect of vesting in the Employer any interest in or control over any of the assets held by the Trustee pursuant to this Plan; and

          (c) No amendment shall have any retroactive effect so as to deprive any Participant or beneficiary of any benefit already accrued, except that no amendment made in order that the Plan shall qualify or continue to qualify under Code sections 401(a), 401(k) or 401(m), or in order that the Plan shall qualify or continue to qualify under any other statute relating to employees' trusts, or any official regulations or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or beneficiary, and any such amendment specifically shall be permitted.

                                    ARTICLE X
                                   TERMINATION

     10.1 RIGHT TO TERMINATE. It is expected that this Plan and the payment of contributions hereunder will continue indefinitely, but the continuance of this Plan is not assumed as a contractual obligation of any Employer. The Employer shall have the right at any time, and without the consent of any party, to terminate this Plan in its entirety.

     10.2 EFFECT OF TERMINATION. Upon a termination of this Plan, upon a partial termination of the Plan as determined under applicable rules and regulations of the Internal Revenue Service or upon a complete discontinuance of contributions to the Plan, the Plan Account of each Participant with respect to whom the Plan is being terminated (including any Participant who has not received a complete distribution of his or her vested Plan Account and has not incurred, as of the date of the termination, at least five (5) Breaks in Service) or with respect to whom contributions are being discontinued shall become fully vested. Upon such termination or partial termination, the Administrator shall instruct the Trustee to transfer to each Participant or retired Participant (or his or her beneficiaries) with respect to whom the Plan is being terminated, by suitable instrument of transfer and delivery thereof, all assets held by the Trustee for such Participant or retired Participant (or his or her beneficiaries). If, however, the Employer or any entity within a controlled group (determined under the Code) with the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined by Code section 4975(e)(7)), the Plan Accounts of all Participants will be determined and transferred to such other defined contribution plan, unless the Participant consents to an immediate distribution from the Plan.

     10.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE EMPLOYER. In the event of merger or consolidation of the Employer, or transfer of all or substantially all of its assets to any corporation or other business, provisions may be made by any successor organization for the continuance of this Plan, and said successor shall in such event be substituted in place of the Employer by an appropriate instrument confirming such substitution and adopting this Plan. Notice of such substitution delivered to the Trustee shall be authority to the Trustee to recognize such successor in place of the Employer. The continuation of this Plan shall be by a separate plan and trust, to which the Trustee shall transfer the Plan Accounts of Employees of that Employer as provided in Section 14.8.

     10.4 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS OF THE PLAN. In the event of the merger, consolidation or transfer of the assets of the Plan with any other pension or profit sharing plan, such action shall be on terms providing that each Participant in this Plan would (if the transferee plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before such action (if the Plan had then terminated).

                                   ARTICLE XI
                      PROVISIONS TO PREVENT DISCRIMINATION

     11.1 NO CODE SECTION 401(a) DISCRIMINATION. No contributions made to the Trust Fund by the Employer, nor benefits received from the Trust Fund by the Participants or their beneficiaries, shall be discriminatory within the meaning of Code section 401. 11.2 UNIFORM TREATMENT. This Plan shall be administered and construed in a uniform and non-discriminatory manner, treating similarly situated Participants alike.

                                   ARTICLE XII
                    IN-SERVICE WITHDRAWALS FROM PLAN ACCOUNTS

     12.1 HARDSHIP WITHDRAWALS. No amounts may be withdrawn from a Participant's Plan Account prior to the Participant's retirement, death, disability, termination of service with the Employer, or attainment of age fifty-nine and one-half (59-1/2), except in the case of financial hardship. A Participant may withdraw all or part of his or her Plan Account attributable to salary reduction contributions (exclusive of earnings attributable thereto), in amounts of at least five hundred dollars ($500.00), if the Participant is suffering an immediate and heavy financial hardship. A hardship withdrawal may not exceed the amount which is necessary to alleviate the Participant's financial hardship. The determination of the existence of an immediate and heavy financial hardship and of the amount necessary to alleviate the financial hardship shall be made in accordance with the standards set forth below.

     A distribution will be deemed to be made on account of an immediate and heavy financial hardship of the Participant if the distribution is on account of
(1) medical expenses described in Code section 213(d) previously incurred by the

Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d); (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Code section 152);
(4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; (5) any other event which is deemed an immediate and heavy financial hardship by the Secretary of Treasury; or (6) any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

     A distribution will be deemed to be necessary to alleviate the Participant's immediate and heavy financial hardship if the following requirements are satisfied: (1) the distribution is not in excess of the amount of the immediate and heavy financial hardship of the Participant; and (2) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable (at the time of the loan) loans currently available under the Plan, and all other plans maintained by the Employer.

     A Participant who receives a hardship distribution may not make salary reduction contributions to the Plan (or to any other qualified or non-qualified plans of deferred compensation (including stock option, stock purchase and similar plans, and any cash or deferred arrangement that is part of a cafeteria plan under Code section 125) maintained by the Employer, other than the mandatory employee contribution to a defined benefit plan and other than health or welfare plans) for the twelve (12) month period beginning on the date of receipt of the hardship distribution, and the aggregate of salary reduction contributions made by the Participant for the calendar year of the hardship distribution and the calendar year immediately following the year of distribution cannot exceed the dollar limitation in Code section 402(g). Notwithstanding any other provision of the Plan, if a Participant is suspended from making salary reduction contributions for a period of twelve (12) months because of a hardship withdrawal, such Participant may resume making salary reduction contributions immediately following such twelve (12) month period.

     12.2 WITHDRAWALS AFTER AGE FIFTY-NINE AND ONE-HALF (59-1/2). A Participant who has attained age fifty-nine and one-half (59-1/2) may, while the Participant is employed, withdraw all of the Participant's vested interest in the Participant's Plan Account, or any part the Participant's Plan Account, in amounts of at least five hundred dollars ($500), subject, however, to such uniform rules as to required notice, frequency of withdrawals, and the like as the Administrator may establish.

     12.3 WITHDRAWALS FROM ROLLOVER CONTRIBUTION ACCOUNTS A Participant may, at any time, withdraw all the Participant's Rollover Contribution Account, or any portion of such Account in amounts of at least five hundred dollars ($500), subject, however, to such uniform rules as to required notice, frequency of withdrawals, and the like as the Administrator may establish.

                                  ARTICLE XIII
                              TOP HEAVY PROVISIONS

     13.1 TOP HEAVY REQUIREMENTS. Notwithstanding anything contained herein to the contrary, if the Plan is a Top Heavy Plan for any Plan Year, then the Plan shall meet the following requirements for such Plan Year:

          (a) Minimum Vesting Requirements. A Participant will have a fully vested interest in his or her Plan Account upon completion of three (3) Years of Service for vesting purposes. If the Plan is found to be a Top Heavy Plan and subsequently ceases to be a Top Heavy Plan, then the vested interest of a Participant with fewer than three (3) Years of Service for vesting purposes on the date on which the Plan ceases to be a Top Heavy Plan in amounts allocated to his or her Plan Account after the Plan ceases to be a Top Heavy Plan shall be determined without regard to the preceding sentence.

          (b) Minimum Contribution Requirement. This Plan will provide a minimum contribution allocation for such Plan Year for each Participant who is a Non-Key Employee in an amount equal to at least three percent (3%) of such Participant's Compensation (as defined in Section 4.5(a)) for such Plan Year. The three percent (3%) minimum contribution allocation requirement shall be increased to four percent (4%) for any year in which the Employer also maintains a defined benefit pension plan if such increase is necessary to avoid the application of Code section 416(h)(1), relating to special adjustments to Code section 415 limits for Top Heavy Plans, and if the adjusted limitations of Code Section 416(h)(1) would otherwise be exceeded if such minimum contribution allocation were not so increased.

               The minimum contribution allocation requirements set forth hereinaboveshall be reduced in the following circumstances:

          (1) The percentage minimum contribution allocation required hereunder shall in no event exceed the percentage contribution allocation made for the Key Employee for whom such percentage is the highest for the Plan Year, after taking into account contribution allocations and benefits under other qualified plans in this Plan's aggregation group as provided in Code section 416(c)(2)(B)(ii); and

           (2) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Participant's Employer maintains another qualified plan under which a minimum benefit or contribution is being funded or made for such year for the Participant in accordance with Code section 416(c).

         (c) Additional Super Top Heavy Requirement. If the Plan is a Super Top Heavy Plan for any Plan Year, the limitations on annual additions contained in Article IV shall be adjusted pursuant to Code section 416(h).

     13.2 TOP HEAVY PLAN DEFINITIONS. For purposes of this Article, the following terms shall have the meanings provided below:

        (a) A plan is a "Top Heavy Plan" if, as of the Determination Date, the aggregate of the accounts of Key Employees under a defined contribution plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as adjusted by and determined in accordance with the provisions of Code section 416(g). The determination of whether a plan is Top Heavy shall be made after aggregating each Plan of the sponsoring Employer in which at least one Key Employee participates and each other plan of the sponsoring Employer which enables any plan in which at least one Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, and after aggregating any plan not required to be aggregated by the foregoing if such aggregated group of plans, taking such plan into account, continues to meet the requirements of Code sections 401(a)(4) and 410. A plan is a "Super Top Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection
(a).

     (b) The "Determination Date" for purposes of determining whether a plan is Top Heavy for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

     (c) A "Key Employee" is any employee or former employee (including a beneficiary of such employee or former employee) who at any time during the plan year or any of the four (4) preceding plan years is:

          (1) An officer of the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code sections 414(b), (c), (m) or

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

(o) who has annual compensation (as defined below) from the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code sections 414(b), (c), (m) or (o) of more than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for the plan year (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) fifty (50) or, (ii) the greater of three (3) or ten percent (10%) of all employees).

           (2) One (1)of the ten (10) Employees owning (or considered as owning within the meaning of Code section 318) both more than a one-half percent (1/2%) ownership interest and the largest percentage ownership interests in the Employer, and (ii) as annual compensation (as defined below) of more than the amount in effect under Code section 415(c)(1)(A). For purposes of this Section, if two (2) Employees have the same interests in the Employer, the Employee having greater annual compensation (as defined below) from the Employer shall be treated as having a larger interest;

          (3) A person owning (or considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the plan sponsor or stock possessing more than five percent(5%)of the total combined voting power of all stock of the plan sponsor; or

          (4) A person who has an annual compensation (as defined below) from the plan sponsor (or any corporation required to be aggregated with the plan sponsor under Code sections 414(b),(c), (m) or (o)) of more than one hundred fifty thousand dollars ($150,000) and who would be described in subparagraph
(3)hereof if one percent (1%) were substituted for five percent (5%).

          For purposes of applying Code section 318 to the provisions of this subsection (c), subparagraph (C) of Code section 318(a)(2) shall be applied by substituting five percent(5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Code section 414 shall not apply for purposes of determining ownership of the plan sponsor under this subsection (c).

          For purposes of determining whether an Employee is a Key Employee, annual compensation means compensation as defined in Code section 415(c)(3),
but  including  amounts  contributed  by   the  Employer  pursuant to a salary
reduction agreement which are excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b).

     (d) A "Non-Key Employee" is any participant in a plan (including a beneficiary of such participant) who is not a Key Employee.

                                   ARTICLE XIV
                              LOANS TO PARTICIPANTS
     14.1 LOAN ADMINISTRATION. The Administrator is authorized to establish and administer a loan program as provided herein.

     Parties in interest (as defined in ERISA section 3(14), who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, may make written application to the Administrator for a loan. The Administrator shall review the loan application and approve or deny the application in writing, in accordance with the uniform and nondiscriminatory loan policy set forth in this Article. Any such loan shall be made from the assets of, and shall be charged against, the borrower's Plan Account. Any such loan shall be charged against the sub-accounts of the borrower's Plan Account in the following order:

                         (i)      Salary Reduction Account;
                         (ii)     Employer Contribution Account;
                         (iii)    Employer Voluntary Contribution Account;
                         (iv)     Qualified Matching Contribution Accounts; and
                         (v)      Qualified Nonelective Contribution Account.

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

     14.2 FREQUENCY, NUMBER. Until a loan from the Plan to a borrower, including any interest due, is completely repaid, such borrower shall not be permitted to borrow additional amounts from the Plan.

     14.3 AMOUNT, AVAILABILITY. The minimum amount which a borrower may borrow at any one time from the Plan, exclusive of interest, is one thousand dollars ($1,000). The maximum amount which a borrower may borrow from the Plan, when added to the outstanding balance of all other loans from the Plan and from any other qualified plans maintained by the Employer and any entity required to be aggregated with the Employer pursuant to Code section 72(p), exclusive of interest, shall not exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or (ii) fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan in the same manner as provided in Section 14.6. A borrower's vested interest in the Plan shall be determined in accordance with Code section 72(p)(2)(A). In addition, the Administrator shall approve a loan made pursuant to this Article only if the Administrator determines, in the Administrator's sole and absolute discretion, that the amount of such loan is reasonable based on factors that are legally considered by commercial entities in the business of making similar loans. In no event shall a loan be made which would be taxed under Code section 72(p) as a distribution from the Plan.

     14.4 NON-DISCRIMINATION. Loans shall be available on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin. In approving such loans, the Administrator shall not discriminate in favor of Highly Compensated Employees as to the general availability of loans, as to the terms of repayment, or as to the amount of such loans in proportion to the vested portion of the borrower's Plan Account.

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

Notwithstanding anything in this Plan to the contrary, all loans shall comply with the requirements of section 408(b)(1) of ERISA.

     14.5 LOAN APPROVAL. The Administrator shall approve or deny the loan application based on the same factors which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. The Administrator may examine such factors as creditworthiness, financial need, adequacy of security and risk of loss to the Plan in the event of default. Based on these factors, Participants and beneficiaries other than active employees may be offered loans on different terms and conditions due to valid economic differences.

     14.6 INTEREST RATE. Each loan shall bear a reasonable rate of interest, to be established by the Administrator. A reasonable rate of interest means an interest rate which is at least the rate of interest currently being charged by commercial lenders in the area for the use of money which they lend under similar circumstances (including creditworthiness of the borrower and the security given for the loan). The Administrator shall not discriminate among borrowers in the matter of interest, but loans may bear different interest rates if, in the Administrator's opinion, the difference is justified by different terms for repayment, the security of the collateral, or changes in economic conditions. No loans will be granted during any period in which the reasonable commercial interest rate for money loaned under similar circumstances exceeds the maximum legal rate that may be charged to individuals for loans of this nature under applicable usury laws.

          The Administrator may from time to time set appropriate processing and loan administration fees.

     14.7 COLLATERAL. Each loan, to the extent of the amount of the indebtedness, including interest, shall be secured by the assignment of the borrower's vested Plan Account, determined as of the origination date of the loan, supported by the borrower's collateral promissory note for the payment of the indebtedness, including interest, payable to the order of the Trustee.

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

Subject to applicable provisions of law, each loan shall be further supported by the Participant's execution of an agreement, in a form specified by the Administrator, to repay the loan by payroll deduction over a term and in a manner specified by the Administrator. In addition to the assignment of any part of the borrower's Plan Account, the Administrator may require such additional collateral as he or she may deem necessary to adequately secure such loan. The Administrator shall choose collateral that the Plan can sell or foreclose on in the event of default, that will not leave the Plan with a loss of principal or interest, and that would be sufficient in the same context in a commercial setting. The assignment of any part of the borrower's Plan Account provided for above shall be void for any period of time during which the loan fails to comply with Code section 4975(d)(1) and section 408(b)(1) of ERISA.

     14.8 REPAYMENT. Except as provided in regulations or other formal guidance issued by the Secretary of the Treasury or by the Department of Labor, and subject to any limitations which may apply in the case of a borrower who is not an active Employee, loans shall be repaid by payroll deductions. Any loan to a borrower shall be repaid in such manner and over such period as will constitute level amortization of such loan over the term of the loan (with payments not less frequently than quarterly), and the term of the loan shall not exceed such period (not to exceed five years, or such longer period as may be allowed without causing the loan to be taxed under Code section 72(p) as a distribution from the Plan) as the Administrator shall determine. All payments by a borrower on any such loan, including interest, shall be credited to such borrower's Plan Account.

     The events of default shall be listed specifically in the borrower's Loan Agreement. The Loan Agreement provisions are deemed part of the Plan with respect to that borrower for purposes of complying with Department of Labor Regulation section 2550.408b-1(d)(2). Generally, a borrower is in default if one or more of the following events occurs: (a) any false or misleading representation, warranty, or statement is made by the borrower in connection with the borrower's Loan Agreement; (b) failure by the borrower to pay any loan obligation when due; (c) failure by the borrower to observe or perform any warranty, covenant, condition, or agreement under the Loan Agreement; (d) the borrower's death or retirement; (e) the borrower's request for a distribution of the borrower's Plan Account or (f) the borrower's termination of employment. If a borrower defaults in the repayment of the loan, the borrower's Plan Account used as collateral shall be charged with the full unpaid balance of the loan, including any accrued but unpaid interest, as of the earliest date on which the borrower may elect to receive a distribution of a portion or all of his or her Plan Account. If the borrower's Plan Account used as collateral is insufficient to repay the remaining balance of the loan, including interest, such borrower shall be liable for and continue to make payments on any balance still due. Any costs incurred by the Trustee or Administrator in collecting amounts due, including attorney's fees, shall be added to the principal balance of the loan and treated accordingly.

     14.9 PARTICIPANT CONSENT TO LOAN SET-OFFS. No loan shall be made to a Participant unless the Participant consents, in writing, to the loan and to the fact that, if the loan defaults, the Participant's account may be reduced as provided in Section 14.7, before the Participant attains the age of sixty-five
(65). The consent of the Participant must be made within the ninety (90) day period before the making of the loan. For purposes of this Section, any renegotiation, extension, renewal or other revision of a loan shall be treated as a new loan made on the day of the renegotiation, extension, renewal or other revision.

     14.10 DISTRIBUTIONS PROHIBITED. No distribution (other than a hardship distribution of that portion of the Participant's vested Plan Account which is not used as collateral for any loan hereunder) under the Plan shall be made to any Participant or former Participant or to a beneficiary of any such Participant unless all unpaid loans, including accrued interest, have been repaid or otherwise discharged.

     14.11 NO ALIENATION. A loan made to a borrower shall not be treated as an assignment or alienation of any portion of the borrower's Plan Account due to the fact that the loan will be secured by the borrower's Plan Account and all

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

loans made to Participants and beneficiaries shall be exempt from the tax imposed on prohibited transactions under Code section 4975(d)(1).

     14.12 DISCLOSURE. Every borrower must receive from the Administrator a statement which describes the procedure for loan application, the events constituting default and the steps which will be taken by the Plan in the event of default, and a clear statement of the charges involved in each loan transaction. The statement of charges shall include the dollar amount of the loan and the annual interest rate.

                                   ARTICLE XV
                                  MISCELLANEOUS

     15.1 NO RIGHT TO EMPLOYMENT. Participation in this Plan shall not give any person the right to be retained in the employ of the Employer, or any right or interest in this Plan other than as herein provided.

     15.2 HEADINGS. The headings and sub-headings in this instrument are inserted for convenience of reference only and are not to be considered in construing the provisions hereof.

     15.3 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

     15.4 GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Maryland, except to the extent Maryland law shall have been pre-empted by ERISA.

     15.5 RULES AND REGULATIONS. By becoming a Participant, every Participant shall thereby be deemed to have agreed to abide by the rules and regulations of the Administrator made in accordance with this Plan, and to sign all papers necessary for the compliance therewith.

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

     15.6 NO ASSIGNMENT OF BENEFITS. Except as expressly provided herein, no benefits under the Plan may be assigned or alienated, and the Trustee shall pay all amounts payable hereunder, and shall distribute all assets distributable hereunder, to any person, into the hands of such person and not unto any other person or corporation whatsoever, whether claiming by his or her authority or otherwise; nor may said payments be anticipated. Except as expressly provided herein, the interest of any Participant hereunder may not be assigned or encumbered, nor shall it be subject to attachment or other judicial process. However, deposit to the credit of the account of any person in a bank or trust company designated by such person in writing shall be deemed to be the equivalent of payment into the hands of such person. Notwithstanding the foregoing, amounts held for the benefit of a Participant may be paid in accordance with a "qualified domestic relations order" as defined in Code section 414(p) (or a domestic relations order entered before January 1, 1985 which, in the judgment of the Administrator, is entitled to be treated as a qualified domestic relations order), so long as the payment complies with Code section 414(p).

     15.7 EXCLUSIVE BENEFIT. The Trust Fund shall be held by the Trustee for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. No part of the Trust shall ever inure to the benefit of the Employer, except that:

          (a) Any contribution made to the Trust Fund by the Employer which is attributable to a mistake of fact may be returned to the Employer within one year after such contribution was made.

          (b) All contributions shall be conditioned on the initial qualification of the Plan under Code section 401, and if the Plan does not qualify, then such contributions may be returned to the Employer (or in the
case  of  salary  reduction  contributions  to the appropriate   Participants)
within  one  year  after  the  date  of  denial  of  qualification of the Plan.

          (c) All contributions shall be conditioned on their deductibility under Code section 404, and any nondeductible contribution will be returned to the Employer (or, in the case of salary reduction contributions, to the affected Participants) within one year after the date of disallowance of such deduction.

          (d) If a return of contributions pursuant to the foregoing is due to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution:

               (i) The amount which may be returned to the Employer is the excess ofthe amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction;

               (ii) Compensation attributable to such excess contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned; and

               (iii) In no event may a return of contributions be due which would cause the Account of any Participant to be reduced to an amount less than the amount which would have been credited to the Participant's Account if the mistaken amount not been contributed.

          (e) If the return of contributions is due to the non-deductibility for federal tax purposes under Code section 404 or any statute of similar impact, such amount shall be deemed forfeited within one year after the date of disallowance of the deduction and shall be applied to reduce future Employer Contributions due hereunder.

     15.8 WITHDRAWAL OR TERMINATION BY AN EMPLOYER.

     (a) Any Employer, by action of its board of directors or other governing authority and notice to the Plan Sponsor, the Administrator and the Trustee, may withdraw from the Plan and Trust at any time, or may terminate the Plan and Trust with respect to its Employees at any time, without affecting other Employers not withdrawing or terminating. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust Fund assets. The Plan Sponsor may, in its absolute discretion, terminate an Employer's participation in this Plan at any time, without the consent of any Employer, Participant or beneficiary.

     (b) An Employer which withdraws from or terminates its participation in this Plan shall direct the Trustee to liquidate the share of the Trust Fund allocable to its Employees or their beneficiaries, as determined by the Administrator. If the Employer is not terminating the Plan, such share shall be transferred to a successor trust upon receipt of evidence satisfactory to the Administrator that the successor trust qualifies under Code section 401(a). If the Employer is terminating the Plan, such share shall be distributed as provided in Section 5.9.

               IN WITNESS WHEREOF, as evidence of its adoption of this Plan, the Employer has caused this Plan to be executed, and the Trustee has joined herein to evidence its acceptance of the provisions of the Plan applicable to the Trustee, generally effective as of the January 1, 1989.


ATTEST/WITNESS:                             COLUMBIA BANCORP

_______________________________             By:_________________________________

Print Name:_____________________            Title:______________________________

                                            Print Name:_________________________

                                            Date:_____________________________

                                       ADOPTING EMPLOYERS:

                                       THE COLUMBIA BANK


/s/ Linda H. Cartaxo                   By:/s/ John A. Scaldara, Jr._____________

Print Name:Linda H. Cartaxo            Title:Vice President____________________

                                       Print Name:John A. Scaldara, Jr.

                                       Date:12-12-94________________________


                                       MCALPINE ENTERPRISES, INC.


/s/ Linda H. Cartaxo                   By:/s/ John A. Scaldara, Jr._____________
-
Print Name:Linda H. Cartaxo            Title:Vice President____________________

                                       Print Name:John A. Scaldara, Jr.

                                       Date:12-12-94________________________


                                       TRUSTEES:


/s/ Linda H. Cartaxo                   By:/s/ John A. Scaldara, Jr.____________

Print Name:Linda H. Cartaxo            Print Name:John A. Scaldara, Jr.

                                       Date:12-12-94_______________________




Print Name:                            Print Name:

                                       Date:

                             AMENDMENT NO. 1 TO THE

                     COLUMBIA BANCORP 401(k) PLAN AND TRUST


     Columbia Bancorp (the "Employer"), pursuant to action taken by its Board of Directors, adopts the following Amendment to the Columbia Bancorp 401(k) Plan and Trust (the "Plan").

     The  Employer  wishes to amend the Plan to clarify  the  Plan's  forfeiture
allocation   provisions  and  to  provide  that,   effective  January  1,  1994,
forfeitures will be allocated as matching contributions.

     Accordingly, the second paragraph of Section 5.4(a)(2) of the Plan hereby is amended to read as follows:

                  The vested portion of the terminated Participant's Plan Account shall be payable as provided in this Section. The unvested portion of such Plan Account shall first be made available to reinstate previously forfeited account balances of Former Participants, if any. For Plan Years beginning before January 1, 1994, the remaining forfeitures, if any, shall be allocated ratably to the Accounts of remaining Participants on the basis of their Compensation. For Plan years beginning on or after January 1, 1994, the remaining forfeitures, if any, shall be allocated as a matching contribution to the Accounts of eligible Participants pro rata on the basis of each Participant's Salary Reduction Contributions to the Plan during the Plan Year.
         Notwithstanding the foregoing, a Participant will not receive an allocation of forfeitures for a Plan Year unless the Participant has met the requirements for receipt of an allocation of an Employer Voluntary Contribution for the Plan Year. The unvested portion of the terminated Participant's Plan Account shall be forfeited on the earlier of (1) the date of a cash-out distribution to the Participant as described in Treasury Regulation section 1.411(a)-7(d), or (2) the date on which the Participant incurs a fifth consecutive one-year Break in Service. Forfeitures shall be restored pursuant to Section 5.5.


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


     IN WITNESS WHEREOF, the Employer has duly caused this Amendment No. 1 to be executed, effective as set forth above.


WITNESS/ATTEST:                           COLUMBIA BANCORP

______________________________            By:_________________________(Seal)

Print Name:_____________________          Title:___________________________

                                          Print Name:_____________________

Date:__________________________           Date:___________________________



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

                                 AMENDMENT NO. 2
                     COLUMBIA BANCORP 401(k) PLAN AND TRUST


     Columbia Bancorp (the "Employer"), adopts the following amendment to the Columbia Bancorp 401(k) Plan and Trust (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Omnibus Budget Reconciliation Act of 1993 amended Internal Revenue Code ("Code") section 401(a)(17) effective January 1, 1994, to limit compensation which may be taken into account under the Plan in any year to $150,000, adjusted for cost-of-living increases; and

     WHEREAS, the Employer wishes to amend the Plan to (i) comply with amended Code section 401(a)(17) and (ii) clarify that the trustee may appoint an independent agent for purposes of complying with applicable security laws.

     NOW, THEREFORE, the Plan is amended as follows effective January 1, 1994:

         1.       Section 1.5 is amended to read as follows:

                1.5 COMPENSATION means the total compensation paid by the Employer to an Employee during each Plan Year (or portion thereof) during which such person is a Participant, plus "elective contributions" which are not includible in gross income under Code sections 125, 401(k), 402(a)(8), 402(h) or 403(b). Effective January 1, 1989 through December 31, 1993, the Compensation of any Participant taken into account under the Plan for any year may not exceed two hundred thousand dollars ($200,000). This two hundred thousand dollar ($200,000) limitation shall be adjusted automatically at the same time and in the same manner as any cost-of-living adjustment made by the Secretary of the Treasury under Code section 415(d). Effective January 1, 1994, the Compensation of any Participant taken into account under the Plan for any Plan Year may not exceed one hundred and fifty thousand dollars ($150,000). This one hundred fifty thousand dollar ($150,000) limitation shall be adjusted as provided under Code section 401(a)(17)(B).

                In determining the Compensation of a Participant for purposes of applying the applicable dollar limitation, the rules in Code section 414(q)(6) (applicable to five percent (5%) owners and the ten (10) most highly paid Highly Compensated Employees) shall apply, except in applying such rules, the term "family"

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

                shall include only the spouse of the Participant and any lineal descendents of the Participant who have not attained age nineteen (19) before the close of the Plan Year.

         2.     Section 8.7(a)(7) is amended to read as follows:

                To employ agents, including investment counsel, for advice and to manage the investment of the Trust Fund property, and independent agents (within the meaning of Securities Exchange Act Rule 10b-18(a)(6)), to invest in Company Stock, and to employ attorneys, auditors, depositories and proxies, with or without discretionary powers, and all such parties shall have the right to rely upon and execute the written instructions of the Trustee, and shall not be obligated to inquire into the propriety of the acts or directions of the Trustee, other than as is required under ERISA.

     IN WITNESS WHEREOF, the Employer has duly caused this Amendment No. 2 to be executed, effective as set forth above.

WITNESS/ATTEST:                        COLUMBIA BANCORP



                                       By:________________________________(SEAL)

Print                                  Title:________________________________
Name:________________________________
                                       Print:________________________________
                                       Name:_________________________________


Date:________________________________  Date:_________________________________



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

                                 AMENDMENT NO. 3
                                     TO THE
                     COLUMBIA BANCORP 401(k) PLAN AND TRUST
                            AMENDMENT AND RESTATEMENT
                            EFFECTIVE JANUARY 1, 1989


     THIS AMENDMENT NO. 3 to the Columbia Bancorp 401(k) Plan and Trust (the "Plan") is adopted this 1 st ---- day of June , 1995 by Columbia Bancorp (the "Employer"). --------

                               W I T N E S S E T H

     WHEREAS, the Internal Revenue Service issued a favorable determination letter dated May 23, 1995 for the Plan, subject to the Employer adopting a technical correction to the Plan's the definition of "Employee"; and

     WHEREAS, the Employer wishes to amend the definition of "Employee" to make such technical correction;

     NOW THEREFORE, Section 1.7 of the Plan is amended to read as follows, effective January 1, 1989:


                  1.7 EMPLOYEE means any person employed by the Employer, except such a person who is a leased employee as defined by Code section 414(n).

     IN WITNESS WHEREOF, the Employer has caused this Amendment No. 3 to be executed by its duly authorized officer.

ATTEST:                                 COLUMBIA BANCORP

/s/ Linda H. Cartaxo                    By: /s/ John A. Scaldara, Jr.
Print Name:  Linda H. Cartaxo           Title:  Chief Financial Officer
                                        Print Name: John A. Scaldara, Jr.
                                        Date: June 1, 1995



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                                 AMENDMENT NO. 4
                  TO THE COLUMBIA BANCORP 401(k) PLAN AND TRUST
                            AMENDMENT AND RESTATEMENT
                            EFFECTIVE JANUARY 1, 1989



     THIS AMENDMENT NO. 4 to the Columbia Bancorp 401(k) Plan and Trust, Amendment and Restatement Effective January 1, 1989 (the "Plan"), is adopted this _____ day of ___________________, 1997 by Columbia Bancorp (the
"Employer").

                               W I T N E S S E T H

     WHEREAS, the Uniformed Services Employment and Reemployment Rights Act of 1994 (the "USERRA"), in relevant parts, amended and restated federal law protecting the rights and benefits of veterans under employee pension benefit plans; and

     WHEREAS, the Small Business Job Protection Act of 1996 (the "SBJPA"), in relevant parts, amended the tax-qualification requirements for pension plans to provide modified rules regarding the minimum required distribution after age 70-1/2, the definition of compensation for purposes of the limits on contributions and benefits, the contributions on behalf of disabled employees and the aggregation of family members for purposes of the nondiscrimination requirements; and

     WHEREAS, new Rule 16b-3 ("New Rule 16b-3"), effective November 1, 1996, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), exempts from the short-swing profits disgorgement provisions of Section 16(b) of the 1934 Act transactions which are directed by participants under employee benefit plans and which constitute exempt Discretionary Transactions as defined in New Rule 16b-3; and

     WHEREAS, the Employer wishes to amend the Plan to comply with the USERRA and the SBJPA and to ensure that the investment elections by participants who are subject to Section 16(b) of the 1934 Act will qualify as exempt Discretionary Transactions under New Rule 16b-3; and

     WHEREAS, the Board of Directors of the Employer has, by duly adopted resolutions, approved such amendment;

     NOW, THEREFORE, the Plan is amended as follows:

         1. Section 2.4, as set forth below, is added to the Plan, effective October 13, 1996:

          "2.4 REHIRED PARTICIPANTS WITH MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u)."

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

         2. Section 14.8 of the Plan is amended, effective October 13, 1996, to add the following sentence to the end of the first paragraph of that Section:

         "Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4)."

         3. Section 4.5(a) of the Plan is amended, effective January 1, 1998, to state in its entirety as follows (the added terms are underlined twice and the deleted terms have a line striking through):

                  "(a) Basic Limitations. Notwithstanding any other provision of this Plan, a Participant's total annual additions under this Plan for any Plan Year shall not exceed the lesser of (a) thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Plan Year, as adjusted in Treasury Regulation section 1.415-2(b)(4)(iii), or (b) twenty-five percent (25%) of the Participant's Compensation for such Plan Year. "Annual additions" for this purpose means the sum of (i) contributions under Sections 4.1, 4.2 and 4.3 of this Plan allocable to the Participant's Plan Account, and
         (ii) any forfeitures allocable to the Participant's Plan Account.

                         For purposes of this Section, "Compensation" refers to the Participant's earned income, wages, salaries, and fees for professional services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses and elective or salary reduction contributions to a cafeteria plan under Code section 125, a cash or deferred arrangement under Code section 401(k), or a simplified employee pension under Code section 402(h)) and excluding the following:

                         (i) Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

                         (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                         (iv) Other amounts which received special tax benefits (except elective or salary reduction contributions to a cafeteria plan under Code section 125, a cash or deferred arrangement under Code section 401(k), or a simplified employee pension under Code section 402(h)).

                         For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year, plus elective or salary reduction contributions to a cafeteria plan under Code section 125, a cash or deferred arrangement under Code section 401(k), or a simplified employee pension under Code section 402(h).

                         Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the contributions made on behalf of such Participant are nonforfeitable when made."

         4. The second paragraph of Section 1.5 of the Plan is amended, effective January 1, 1997, to state in its entirety as follows (the added language is underlined twice):

            "In determining the Compensation of a Participant for purposes of applying the applicable dollar limitation for a year prior to
         January 1, 1997, the rules in Code section 414(q)(6) (applicable to five percent (5%) owners and the ten (10) most highly paid Highly Compensated Employees) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year."

         5. Section 5.6 of the Plan is amended to state in its entirety as follows (the added terms are underlined twice and the deleted terms have a line striking through):

                  "5.6 COMMENCEMENT OF BENEFITS. If a Participant either (i) attains age seventy and one-half (70-1/2) before January 1, 1996, or
         (ii) attains age seventy and one-half (70-1/2) after December 31, 1995, and is a five percent (5%) owner (as defined in Code section 416(i)) at any time during the calendar year in which the Participant attains age seventy and one-half (70-1/2), distribution to that Participant must begin by the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2). If a Participant attains age seventy and one-half (70-1/2) in a calendar year after December 31, 1995, and is not a five percent (5%) owner (as defined in Code section 416(i)) at any time during that the calendar year in which the Participant attains age seventy and one-half (70-1/2), distribution to that Participant must begin no later than the first day of April following the later of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or the calendar year in which the Participant retires. Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) before January 1, 1988, and such Participant was not a five percent (5%) owner (as defined in Code section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, the required distribution commencement date is the first day of April following the later of the calendar year in which the Participant

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

         terminates employment or the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) in 1988, and such Participant was not a five percent (5%) owner of the Employer (as defined in Code section 416(i)) at any time during the calendar year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent calendar year, and such Participant had not retired by January 1, 1989, the required distribution commencement date is April 1, 1990.

         6. Section 4.13 of the Plan is amended, effective November 1, 1996, to state in its entirety as follows (the added terms are underlined twice):

                  "4.13 PARTICIPANTS' INVESTMENT ELECTIONS. Each Participant and each former Participant with a vested Plan Account may elect in writing to have his or her Plan Account invested in one or more investment funds described in Article VIII. Prior to January 1, 1995, a Participant's or former Participant's investment elections do not apply to amounts held in his or her Employer Voluntary Contribution Account or Employer Matching Contribution Account. If any Participant or former Participant fails to make an investment election, the portion of the Participant's or former Participant's Plan Account subject to direction shall be invested in an investment fund, or a combination of investment funds, selected by the Administrator, which offer(s) reasonable opportunities for capital appreciation, preservation of capital, and/or liquidity.

                  If the Administrator elects, this Plan may be operated in compliance with ERISA section 404(c) and all or part of the regulations thereunder, in which case the following shall apply:

                  (a) Plan Fiduciaries' Responsibilities. The Trustee shall be responsible for implementing Participants' investment instructions and shall comply with such instructions to the extent such instructions are consistent with ERISA and the regulations thereunder. The Administrator is responsible for ensuring compliance with ERISA section 404(c) and the regulations thereunder in all other respects, including providing to Participants all information required under such provisions.

                  (b) Investment Funds. The Administrator shall direct the Trustee to establish investment funds pursuant to Article VIII which constitute a broad range of investment alternatives and which are sufficient to provide Participants with a reasonable opportunity to affect materially the potential return on amounts in their Plan Accounts and the degree of risk to which such amounts are subject. The Administrator shall direct the Trustee to establish at least three investment funds in addition to the Company Stock Fund, each of which is diversified, has materially different risk and return characteristics and which will enable Participants to minimize overall risk through diversification and achieve a portfolio with appropriate aggregate risk and return characteristics.

                  (c) Investment Information. The Administrator shall provide Participants with sufficient information to make informed decisions

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


         with regard to investments in the funds available under the Plan in accordance with ERISA section 404(c) and the regulations thereunder.

                  (d) Investment Elections.  Participant investment elections as to new contributions and/or amounts previously credited to a Participant's Plan Account may be changed quarterly on any January 1, April 1, July 1 or October 1, or more frequently if the Administrator determines, in its discretion, that it is appropriate in light of market conditions, subject, however, to any rules established by the Administrator and any rules or restrictions of any insurance company or other entity serving as the manager or funding vehicle of any of the investment funds.

                  Notwithstanding anything herein to the contrary, a Participant or former Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may change the amount of his or her existing Plan Account invested in the Company Stock Fund only on January 1 of each year, provided that the election to make such change is made within the calendar month preceding such change. Such election shall be subject to any other rules and policies as may be adopted from time to time by the Administrator.


     IN WITNESS WHEREOF, the Employer has caused this Amendment No. 4 to be executed by its duly authorized officer.



ATTEST:                                     COLUMBIA BANCORP



___________________________                 By: _________________________

Print Name:__________________               Title:________________________

                                            Print Name:___________________

                                            Date:________________________



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